                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2007

                          DIGITALPOST INTERACTIVE, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                       333-124405               98-0434357
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)

                1 PETERS CANYON ROAD, SUITE 150, IRVINE, CA 92606
               (Address of Principal Executive Offices)(Zip Code)

                                 (888) 881-1011
                          Registrant's Telephone Number

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           FORWARD LOOKING STATEMENTS

         This current report on Form 8-K contains, in addition to historical information, forward-looking statements. We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "continue," "should," "would," "could," "potentially," "will," or "may," or other similar words and expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus include statements about:

         o our financial performance, including our net revenues, cost of revenues, operating expenses and ability to sustain profitability;

         o        our planned capital expenditures;

         o        our liquidity and working capital requirements;

         o        our ability to expand our customer base;

         o        our ability to expand our product and service offerings;

         o        our efforts to make our business more vertically integrated;

         o        our ability to develop additional adjacent lines of business;

         o our ability to grow and diversify the Company through merger or acquisition;

         o        our international expansion plans;

         o        our ability to secure adequate facility space;

         o our ability to retain and hire necessary employees and appropriately staff our operations;

         o our ability to remediate the material weaknesses and significant deficiencies in our internal control over financial reporting;

         o our ability to stay abreast of modified or new laws applying to our business.

         The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important risks, uncertainties and factors include those factors we discuss in this Form 8-K under the caption "Risk Factors." You should read these factors and the other cautionary statements made herein as being applicable to all related forward-looking statements wherever they appear herein. These risk factors are not exhaustive and other sections of this Form 8-K may include additional factors which could harm our business and financial performance.

         The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

         This document also contains statistical data that we obtained from industry publications and reports. Although we have not independently verified the data contained in these industry publications and reports, based on our industry experience, we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.


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ITEM 1.01.  ENTRY INTO DEFINITIVE MATERIAL AGREEMENTS

         In connection with the election of Michael Sawtell as Sole Director and Chief Executive Officer, and Steven Dong as Chief Financial Officer of DigitalPost Interactive, Inc, (the Company) entered into two executive employment agreements, as discussed further below in Item 2.01. As such, reference is made to the disclosure set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE MERGER

         Prior to January 25, 2007, we were known as HomAssist Corporation, a Nevada corporation ("HomAssist"). On January 30, 2007, we acquired The Family Post, Inc, a privately held California corporation ("Old TFP"), pursuant to an agreement and plan of merger, dated as of January 16, 2007, as amended (the "Merger Agreement"), by and among us, Old TFP and our wholly-owned subsidiary ("Merger Sub"), providing for the merger of Merger Sub and Old TFP, with the Merger Sub being the surviving corporation as our wholly-owned subsidiary (the "Merger"). Immediately following the Merger, we changed our name to DigitalPost Interactive, Inc. ("DPI" or the "Company"), the Merger Sub changed its name to The Family Post, Inc. ("New TFP"), and we began operating New TFPs business of Internet content sharing.

         Effective upon the closing of the Merger, the directors elected at the special meeting, who comprise all of the then current HomAssist directors resigned and the sole director of Old TFP became the new sole director of DPI.

         Prior to the Merger, HomAssist had 15,600,000 shares of common stock issued and outstanding. As part of the Merger, the Company issued 37,173,385 shares of our common stock to the former stockholders of Old TFP in exchange for all of the issued and outstanding shares of common stock of Old TFP (16,478,175 shares). As part of the Merger, HomAssist also adopted the existing stock option agreements of Old TFP ("Old TFP Option Agreements") outstanding under which options to purchase 7,724,850 shares of common stock of Old TFP outstanding prior to the Merger were converted into options to purchase 17,426,615 shares of common stock of DPI.

         Following the Merger, there were 52,833,385 shares of DPI common stock outstanding, of which the pre-Merger stockholders of HomAssist owned approximately 29.6% and the pre-Merger stockholders of Old TFP owned approximately 70.4%. As a result, Old TFP has been treated as the acquiring company for accounting purposes. The Merger has been accounted for as a reverse acquisition in accordance with generally accepted accounting principles in the United States of America, or "U.S. GAAP." Reported results of operations of the combined group issued after completion of the transaction will reflect Old TFP's operations.

         Unless otherwise indicated or the context otherwise requires, the terms "Company," "DPI," "we," "us," and "our" refer to DigitalPost Interactive, Inc. (formerly known as HomAssist Corporation) and its affiliates, including it's subsidiary New TFP, after giving effect to the Merger. Unless otherwise indicated or the context otherwise requires, the term "our business" refers to internet content business of Old TFP as continued by New TFP after the Merger. This current report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.


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                           1. DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

         From our incorporation in California in July 2005 through 2006, we operated, under the name of The Family Post, Inc., as an Internet company specializing in the platform and technology of interactive, immersive websites for families. After the Merger, we operate as DPI, a Nevada corporation, with The Family Post, Inc. owned as our wholly owned subsidiary.

         Our principal office is located at 1 Peters Canyon Road, Suite 150, Irvine, CA 92606 and our telephone number is (888) 881-1011. We maintain Internet websites at www.DigitalPostInteractive.com and www.TheFamilyPost.com These websites, and the information contained therein, are not a part of this current report.

BUSINESS OF THE ISSUER

         DigitalPost Interactive, Inc. is a pioneer in the rapidly expanding Web
2.0 (user generated content) market. We create new, interactive platforms for many vertical markets for use within this new web space. Our platforms and tools enable consumers to share and preserve their memories. Consumers use our tools and platform to stay connected to their friends, family and associates. Our vision is to powerfully connect people online with immersive and engaging platforms and technology. Our mission is to build the Web 2.0 space's most advanced user content generating tools for uploading content and digital media within a very easy user interface.

         We produce high-end family destination websites that allow users to securely share calendars, photos, videos, message boards and history. Our proprietary website administration system, Qwik-Post(TM), and online video uploading system, Video-Post allow even the novice PC user to easily manage their content. With our immersive and engaging platforms and technology, users go beyond simply sharing their user-generated content to having a permanent destination to display photo and video memories, discussions, and history for years to come.

         We earn revenue primarily from subscriptions generated from monthly subscriptions for Website hosting services. The typical subscription agreement includes the usage of a personalized website and hosting services. Since beginning in July 2005, we developed our product, began operations and generated our first revenues. To date, we have generated 486 subscribers, have 1,003 users, and stored more than 163 gigabytes of our consumers' photos in our archives. However, our revenues are minimal and not sufficient to cover our operating costs and expenses. For the nine months ended September 30, 2006, we incurred a net loss of $504,979 and had accumulated deficit of $701,691.

         Since we incorporated in July 2005 and earned our first revenues in late 2005, we are only in the beginning stages of our revenue generating activities and intend to market our product more aggressively upon completion of additional debt or equity financing. Since inception to date, we have operated on cash proceeds generated from equity financings and we will need to raise additional funds through such financings. As such, part of our plan is to have entered into the Merger (see discussion above on the Merger) to assist us in raising additional proceeds. Furthermore, we expect to secure such financing and in turn, utilize the proceeds raised to more aggressively market our products and services, and thereby increase our revenue generating activities.

INDUSTRY OVERVIEW AND ADDRESSABLE MARKET

         Creating Keepsakes Magazine estimates consumers annually spend $18 billion on greeting cards, scrapbooks and photos in physical/digital form. The U.S. Census Bureau projects 57 million U.S. family households in 2006. DPI represents a multi-million dollar opportunity as Internet users move their user-generated content online and will have a need for the elegant presentation and secured lifetime storage of these precious memories in multiple vertical markets.


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         Internet and image-based technology today enables consumers to create an abundance of content that includes photos and video requiring highly functional, immersive online destinations that can present, protect and preserve this content. This is the new web, also known as Web 2.0. We believe that the key forces driving the expansion of this segment of the Web 2.0 market are:

         o The proliferation of digital cameras and camcorders to a broader base of consumers.
         o The strong consumer desire for secure sharing digital content on the Internet
         o The growing consumer desire to find an easy, single location for storing their user-generated digital content
         o The increasing participation by consumers in online communities
         o The increasing penetration of high-speed connectivity to a broader base of consumers.

         The addressable market for our platform and tools includes the vast population of users who create Internet content in text, and by digital photographic devices such as cameras and camcorders. We currently address several adjacent markets related to consumers' desire to create and share content, including:

         o        The photo studio market
         o        The wedding industry
         o        The baby industry
         o        The scrapbooking industry
         o        The military
         o        Consumer ISPs / Hosting & Domain Services

         Our platforms are highly scalable to a variety of additional vertical markets. Our tools fit well in sectors and industries where simplified and powerful sharing of content, images, and video effectively brings groups of people together in an interactive online environment. As the new web rushes forward, we will attempt to expand our market penetration to include:

         o        The sports industry
         o        The education sector
         o        The travel industry
         o        The religious sector
         o        The newborn sector
         o        And others...

COMPETITION

         The user-generated content industry is competitive, and we expect competition to increase in the future. These competitors include My Family, JotSpot, Amiglia, Family Lobby, My Great Big Family, EasySite and Connected Family.

THE DPI COMPETITIVE ADVANTAGE

         We have developed platforms and tools that allow us to offer consumers a better way to enjoy, share and preserve their user-generated content. We believe that our business model is supported by the following characteristics:

         VIRAL NETWORK EFFECT. Our customers create a viral network of new users and customers in a number of ways. They generate most of the content on our service by uploading their photos. They share their photos electronically with their friends and families, extending and endorsing our brand and creating a sense of community.


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         LOYAL CUSTOMER BASE. Our high-quality products and services, together with our focus on continuous innovation, have allowed us to establish high customer loyalty. Our conversion of users within the free two weekday trial is 74%. Post-trial, we enjoy a high subscription retention rate of over 90%. As users populate their websites with content, photos, and videos, they remain as active subscribers, adding monthly revenue until the consumer cancels their service. PREMIUM PRICING POWER. We believe that we are able to maintain premium pricing for our services as a result of our brand equity, the high-quality of our platform and tools, and the loyal customer base we have created.

         DEEP CUSTOMER UNDERSTANDING. Customer insights are an important source of new product and service innovation for us, and we continually strive to understand our customers' needs in order to improve customer satisfaction. We invest significant time and resources to understand and address the needs of our customers through market research, focus groups, customer surveys, usability testing, customer response to promotions and customer service interactions.

         TRUSTED PREMIUM BRAND. Our focus on ease of use, website quality, secure storage, continual product advancement and attentive customer service has established DPI as a trusted premium brand.

         CUSTOMER-FOCUSED APPROACH. The entire DPI customer experience -- including free trial, the ability to upload, edit, store and share content in a dynamic website environment and the fact that a single subscription can host an unlimited number of users -- reflects our customer-focused approach.

         With DPI at the forefront of the Web 2.0 space, we face competition from a dozens of established Internet companies.

OUR GROWTH STRATEGY

         Our goal is to grow our suite of Internet services into a premium lifestyle brand and become the potentially leading platform for highly functional, interactive website destinations dedicated to improving the sharing, protection and preservation of user-generated content. In addition to the strong market trends supporting our business, we believe our growth will be supported by the following initiatives:

         PROMOTION OF BRAND AWARENESS. We intend to promote the DPI brand through a marketing campaign. We will leverage new and existing channels, which include word-of-mouth marketing, print and online advertising, affiliate and referral programs, search engine marketing and complementary strategic alliances to generate high visibility to the DPI brand.

         EXPANSION OF CUSTOMER BASE. To quickly and cost-effectively introduce DPI to the Web 2.0 marketplace, we intend to give basic, limited storage and functionality DPI websites away for free. Utilizing this "freemium" marketing strategy we expect to obtain thousands of users in a relatively short period of time. We believe that when people discover and adopt our remarkable online platform, they will tell their friends, families, and business associates about it, who, in turn, will tell others through word of mouth or email communications. Several other successful web-based technology product launches including Skype, Firefox, MySpace, Friendster, Hotmail, and others have successfully used this marketing and distribution strategy, obtaining millions of members in a very short period of time.

         EXPANSION PRODUCTS AND SERVICES OFFERINGS. We will continue to develop our technology to include forward-thinking functionality and benchmarks increasing the widespread adoption of our platform and tools.

         EXPANSION OF VERTICAL INTEGRATION. We will continue to introduce our platform and tools into additional verticals through strategic partnerships and acquisitions.


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         INTERNATIONAL EXPANSION. We intend to develop additional business opportunities through international expansion, targeting consumers in key geographic areas where user-generated content is high and where Internet usage is widespread.

PRODUCT OVERVIEW

THE DPI PLATFORM

         The DPI platform provides user content generating tools for uploading content and digital media within a very easy user interface. Our platform is highly scalable to a variety of market verticals, effectively bringing groups of people together in an attractive and interactive online environment. The DPI platform includes the following key features:

         SECURITY/ DISASTER RECOVERY - Our member's information is safe and secure in our data center and further backed-up weekly to IRON MOUNTAIN, the industry standard 3rd party data vault.

         EASE OF USE - DPI uses a browser based interface providing easy-to-use, intuitive management of the customer sites.

         POWERFUL APPLICATION INSTALL - The DPI Management Interface, Qwik-Post, comes with the Aurigma Image Uploader giving users the ability to upload any number of files at one time. In addition, it also provides file compression before uploading, thereby greatly reducing the time needed to upload media.

         WEB BASED - Because DPI is web-based, the application is accessed through the internet and resides on servers at our data center. All standard browsers are 100% compliant with the DPI Platform.

         SAFE ACCESS - Our members can securely access their website and Qwik-Post administration panel at anytime, from wherever they are, from any computer connected to the internet.

         UNLIMITED MEMBERS - Our members may grant website access into their accounts to as many other users as they like.
         Compatibility - Our members can access their DPI websites and QwikPost using Internet Explorer, Firefox, Safari, Netscape and Opera Browsers.

         SUPPORT - Our customer service team is available by email or phone, seven days a week.

         IMMEDIACY - Members can have their website up and running in minutes. Affordability - Due to the highly-refined automation of the DPI engine, pricing can be tiered to accommodate all service levels and budgets.

THE DPI QWIK-POST APPLICATION

         Qwik-Post is the proprietary application that enables the user to administer all DPI functionality. Qwik-Post allows users to add content to their websites within seconds and upload hundreds of pictures and videos in minutes. Accessible anywhere in the world, yet password-protected at the choice of the user, our interactive technology enables extended user bases to simultaneously upload and manage their digital media. With Qwik-Post, managing a website or a digital platform is made easy for users of all ages and levels of technical computer understanding. The DPI Qwik-Post application includes the following key functionality:

         PHOTO ALBUMS - The Qwik-Post Photo Album feature enables users to gather their digital photos and post them quickly to their site. Users simply upload their images, then organize them in any order they like using our simplified drag and drop interface. In a matter of minutes users have created a professional quality multimedia slide show to share with friends and family over the internet.


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         VIDEOS - The Video-Post upload engine enables users to quickly upload video directly to their websites regardless of the digital file format. Within three clicks, users can securely share their self-generated content with other users over the internet.

         MESSAGE BOARDS - Our variety of Chat Rooms and Message Boards feature real time delivery of content for conversation over the internet. These interfaces are password protected and are enabled to be monitored through Qwik-Post. DPI provides a safe platform for children and families of all ages to communicate.

         SITE CALENDAR - Coordinating schedules, planning get-togethers and celebrations can involve endless phone calls and emails. DPI's simple-to-use calendar makes event planning efficient as important dates such as meetings, birthdays, games, or anniversaries are all recorded in one place.

         MANY MORE FEATURES - Including eMail and eMail Blast, News, History, Kids' Pages, Directory, and Blogs.

ADDITIONAL PRODUCT ENHANCEMENTS

         Our mission is to build the Web 2.0 space's most advanced user content generating tools for uploading content and digital media within a very easy user interface. In pursuit of that mission, we intend to rapidly respond to ongoing customer feedback and feature requests. Below are some items on our product roadmap:

Tiered security settings: Tiered read/write access for family & friends

         o DPI API: integration of outsourced printing, memorabilia (mugs, calendars, hard-copy photo albums, etc.)
         o        Calendar Enhancements
                  1. Calendar Shortcut: Enables users to update their calendar page in fewer than 3 clicks
                  2. Calendar Evites: Calendar reminders systematically sent using eCards
         o        eCards & Newsletters
                  1.       User-generation of themed electronic
                           postcards/newsletters
                  2. Upon Creation of new photo album, system sends eCards to users, directly linking them to the photo album
         o Auto-generation of alternate user names: Reconciliation of duplicate user names o Enhanced message board
                  1.       Larger and standardized across templates
                  2.       Ability to add links into text for enhanced messaging
         o Multiple kids pages: Enables user uploading of multiple subjects per child
         o        Basic on-line photo editing
         o        Family Tree: Allows user generation of relationships between family members in a visual and interactive format
         o        Website Counter: Enables notification of website changes and visits
         o        Additional themes

INTELLECTUAL PROPERTY

         We have applied for certain trademarks and service marks and have a portfolio of intellectual property. When necessary, we intend to enforce our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property, identifying products that feature unauthorized use of our intellectual property and seeking restraining orders and/or damages in court against individuals or entities infringing upon our intellectual property rights. Our failure to thwart piracy, infringement or other unauthorized use of our intellectual property rights effectively could adversely affect our operating results.


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EMPLOYEES

         As of the date of this Report, we had 7 full-time employees, several independent contractors and consultants. Our employees are located in Irvine, California. We believe that our relationships with our employees are generally good. None of our employees is represented by a union.

                                1A. RISK FACTORS

         AN INVESTMENT IN DPI INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS BELOW BEFORE MAKING AN INVESTMENT DECISION. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED BY ANY OF THESE RISKS. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND INVESTORS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

         WE HAVE EXPERIENCED CONTINUED LOSSES AND EXPECT TO INCUR SUBSTANTIAL NET LOSSES IN THE FUTURE. IF WE DO NOT ACHIEVE PROFITABILITY, OUR FINANCIAL CONDITION AND STOCK PRICE COULD SUFFER.

         Since the inception of our business in 2005, we have incurred significant losses and only began generating revenue during the second quarter of 2005. As of September 30, 2006, we had incurred net losses of $194,368 and $504,979 for the three and nine-month periods then ended, respectively. As of September 30, 2006, we had an accumulated deficit of approximately $701,691.

         We expect operating losses and negative cash flow from operations to continue for the foreseeable future. We anticipate that our losses will increase significantly from current levels because we expect to incur additional costs and expenses related to being a public company, brand development, advertising, marketing and promotional activities, as well as the employment of additional personnel as our business expands.

         Our ability to become profitable depends on our ability to generate new revenue and sustain substantially higher revenue while maintaining reasonable expense levels. In particular, although we intend to increase significantly our spending on marketing and promotional activities, these efforts may not be effective in growing our brand, increasing our subscriber base or generating new revenues. If we do not achieve profitability, we may not be able to continue our operations.

         OUR REVENUES FROM OPERATIONS ARE NOT EXPECTED TO BE SUFFICIENT TO MEET OUR CAPITAL NEEDS IN THE NEAR FUTURE, AND WE WILL NEED TO RAISE ADDITIONAL FUNDS, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS, IF AT ALL, THEREBY POTENTIALLY DISRUPTING THE GROWTH OF OUR BUSINESS AND ABILITY TO GENERATE REVENUES.

         Since inception, we have incurred losses, and have had capital and stockholders' deficits, and limited cash to fund operations. We believe that revenues from operations will continue to be insufficient to meet our working capital needs while we execute our operating strategy. We estimate that we will require a significant amount of additional capital, before our revenues and cash flows from operations are sufficient to meet our cash outlays and sustain our operations.

         In order to fund our cash requirements, we will need to raise additional capital through equity or debt financings in the near future. We cannot be certain that such capital will be available to us or, if it is available, whether such capital will be available on terms that are acceptable to us. Such financing likely would be substantially dilutive to our existing stockholders and could result in significant financial and operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will likely have liquidity problems which will disrupt our planned growth and would have a material adverse effect on our financial condition or business prospects. The holders of new securities may also have rights, preferences or privileges which are senior to those of existing holders of common stock. If new sources of financing are insufficient or unavailable, we will be required to modify our current operations and planned marketing and revenue generating activities to the extent of available funding, which would harm our ability to grow or even sustain our business.


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         This current report is not an offer to sell, or a solicitation of an offer to buy, any of our securities.

         OUR 2005 AUDITED FINANCIAL STATEMENTS CONTAIN, AND OUR FUTURE AUDITED FINANCIAL STATEMENTS ARE LIKELY TO CONTAIN, AN EXPLANATORY PARAGRAPH EXPRESSING SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. THE INCLUSION OF THIS PARAGRAPH MAY MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

         The report of the independent registered public accounting firm accompanying the audit of our financial statements for the year ended December 31, 2005 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern because of our operating losses and our need for additional capital. Such doubt could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain.

THERE IS NO ASSURANCE OF SUCCESSFUL DPI MARKETING.

We have not launched our platform and tools into the new market verticals and there can be no assurance that our product will be accepted by the marketplace. If the marketplace finds any or DPI's entire product unacceptable, we will be required to make potentially time consuming and costly changes to our technology, which may further delay the general rollout of the service. Such delays would deplete our financial resources and would have a material adverse effect on our business, results of operations and financial condition.

WE FACE COMPETITION FROM OTHER INTERNET COMPANIES, INCLUDING WEB SEARCH PROVIDERS, INTERNET ADVERTISING COMPANIES AND DESTINATION WEB SITES THAT MAY ALSO BUNDLE THEIR SERVICES WITH INTERNET ACCESS.

We face competition from other user-generated content service providers, including companies that are not yet known to our management. We compete with Internet companies, particularly in the areas of website design, and we may also compete with companies that sell platforms and tools online because these companies are attempting to attract users to their web sites to search for information about platforms and tools. Some of our competitors have more employees and cash reserves than we have. Many of our competitors also have longer operating histories and more established relationships with customers and can use their experience and resources in a variety of competitive ways against us, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. Some of our competitors may have a greater ability to attract and retain users than we do due to their broader range of content, platforms and tools. If our competitors are successful in providing a similar or better website application compared to our application or are able to leverage their platforms to make their services easier to access, we could experience a significant decline in user base. Any such decline in users could materially and adversely affect our revenues and potential profitability.

IF WE DO NOT CONTINUE TO INNOVATE AND PROVIDE PLATFORMS AND TOOLS THAT ARE USEFUL TO USERS, WE MAY NOT REMAIN COMPETITIVE AND OUR REVENUES AND OPERATING RESULTS COULD SUFFER.

Our future success depends on providing platforms and tools that people use for a high quality Internet experience in the Web 2.0 space. As a result, we must continue to invest significant resources in research and development in order to enhance our Web 2.0 technology and our existing platforms and tools. Additionally, we will have to consistently introduce new high quality platforms and tools that people can easily and effectively use. If we are unable to ensure that users and customers have a high quality experience with our platforms and tools, then these customers may become dissatisfied and move to competitors' products. Moreover, if we are unable to predict user preferences or industry changes, or if we are unable to modify our platforms and tools on a timely basis, we may lose users, with any resulting decline in traffic potentially having a material and adverse affect on our revenues and profitability.

Our future operating results may also suffer if innovations are not responsive to the needs of our users, are not appropriately timed with market opportunity or are not effectively brought to market. As website technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar or better than those generated by our services. This may force us to expend significant resources in order to remain competitive.


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

WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR ANTICIPATED GROWTH.

If we are unable to effectively manage our anticipated growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may also experience rapid growth in our headcount and operations, which may place significant demands on our management and operational and financial infrastructure. If we do not effectively manage our growth, the quality of our platforms and tools could suffer, which could negatively affect our brand image and operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS PROSPECTS DEPEND ON OUR ABILITY TO DEVELOP A STRONG BRAND IMAGE AND IDENTITY.

We believe that the creation of a brand identity will significantly contribute to the success of our business. We also believe that maintaining and enhancing the DPI brand are critical to expanding our base of members. Maintaining and enhancing the brand may require us to make substantial investments and these investments may not be successful. If we are unsuccessful in our efforts to initially obtain, then promote and maintain the DPI brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as the market for user-generated content platforms becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader and to continue to provide high quality platforms and tools, which we may not do successfully.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Our trademarks, trade secrets, and other intellectual property rights are important assets of the Company. There can be no assurance that these protections will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside of our control that could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our platforms and tools are distributed or made available through the Internet. Also, the efforts we have undertaken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to successfully compete. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our platforms and tools to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

EXPANSION INTO INTERNATIONAL MARKETS IS POTENTIALLY IMPORTANT TO ACHIEVING OUR LONG-TERM FINANCIAL AND OPERATIONAL GOALS AND WE DO NOT HAVE EXPERIENCE OPERATING IN FOREIGN JURISDICTIONS.

Expansion into international markets requires management attention and resources. In addition, we face the following risks associated with our potential expansion outside the United States:

         o Challenges caused by distance, language and cultural differences

         o        Longer payment cycles in some countries

         o        Credit risk and higher levels of payment fraud

         o        Legal and regulatory restrictions

         o        Currency exchange rate fluctuations

         o Foreign exchange controls that might prevent us from repatriating cash earned in countries outside the United States

         o        Political and economic instability

         o        Potentially adverse tax consequences

         o        Higher costs associated with doing business internationally

These risks could harm our international expansion efforts, which could adversely affect our business prospects and operating results.

WE MAY HAVE DIFFICULTY SCALING AND ADAPTING OUR INFRASTRUCTURE TO ACCOMMODATE INCREASED TRAFFIC AND TECHNOLOGY ADVANCES OR CHANGING BUSINESS REQUIREMENTS, WHICH COULD LEAD TO THE LOSS OF SUBSCRIBERS AND CAUSE US TO INCUR EXPENSES TO IMPLEMENT INFRASTRUCTURE CHANGES.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our platforms and tools, the more computing power we will need. We expect to spend substantial amounts to purchase and/or lease data centers and equipment and to upgrade our technology and network infrastructure to handle traffic and to roll out new platforms and tools. If this expansion is not successfully implemented, or if we experience inefficiencies and operational failures during the implementation, the quality of our platforms and tools and our users' experience could decline. Resulting cost increases, loss of subscribers and/or failure to accommodate new technologies or changing business requirements could have a material adverse affect on our operating results and financial condition.

WE RELY ON BANDWIDTH PROVIDERS, DATA CENTERS AND OTHER THIRD PARTIES FOR KEY ELEMENTS OF PROVIDING USERS WITH OUR PLATFORMS AND TOOLS AND ANY FAILURE OR INTERRUPTION IN THE SERVICES AND PRODUCTS PROVIDED BY THESE THIRD PARTIES COULD HARM OUR ABILITY TO OPERATE OUR BUSINESS AND DAMAGE OUR REPUTATION.

We rely on third-party vendors, including data center and bandwidth providers. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could adversely impact our business. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our business operations and could expose us to liabilities to third parties.

OUR SYSTEMS ARE ALSO HEAVILY RELIANT ON THE AVAILABILITY OF ELECTRICITY, WHICH ALSO COMES FROM THIRD-PARTY PROVIDERS.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our platforms and tools. Any damage to or failure of our systems could result in interruptions in service. Interruptions in service could reduce our revenues and profits, and our brand could be damaged. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks and similar events. Our data center is located in an area with a high risk of major earthquakes. Our data center is also subject to break-ins, sabotage and intentional acts of vandalism and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

WE MAY UTILIZE INSURANCE TO MITIGATE CERTAIN RISKS AND, TO THE EXTENT THE COST OF INSURANCE INCREASES AND/OR CHANGES IN COVERAGE OCCUR, OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED.

We may utilize insurance to cover certain potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to secure sufficient insurance to meet our needs, may have to pay higher than anticipated prices for the coverage or we may not be able to acquire any insurance for certain types of business risk. Additionally, we may elect to decline insurance coverage in certain instances and this could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted.

OUR BUSINESS DEPENDS ON INCREASING USE OF THE INTERNET BY USERS SHARING INFORMATION AND CONTENT.

Our future success is partially dependent on the continued growth and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services. Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continues to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as our ability to provide our platforms and tools.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE, WHICH MAY LEAD TO VOLATILITY IN OUR STOCK PRICE.

Our future revenues and operating results may vary significantly from quarter-to-quarter due to a number of factors, many of which are outside of our control. Factors that could cause our quarterly operating results to fluctuate include:

         o        demand for our platforms and tools;

         o our pricing and marketing strategies and those of our competitors;

         o our ability to attract users to our free trail and convert those users into paying customers;

         o our ability to retain customers and generate new revenues through new subscriptions;

         o        our ability to sustain our profit margins;

         o        the costs of customer acquisition;

         o our ability to manage our production and customer service operations;

         o        the costs of expanding or enhancing our website technology;

         o a significant increase in subscriber cancellations for customers who are not satisfied with our products;

         o volatility in our stock price, which may lead to higher stock-based compensation expense under newly adopted accounting standards.

Based on the factors cited above, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. It is possible that in one or more future quarters, our operating results may be below the expectations of public market analysts, if any and investors. In that event, the trading price of our common stock may decline.

RECENT ACCOUNTING CHANGES MAY MAKE IT MORE DIFFICULT FOR US TO ACHIEVE PROFITABILITY.

As a publicly-traded company, we will be subject to the Sarbanes-Oxley Act of 2002, including the requirement that our internal controls and procedures be compliant with Section 404 of the Sarbanes-Oxley Act, which we expect to be costly and could impact our results of operations in future periods.

In addition, the Financial Accounting Standards Board now requires us to follow Statement No. 123 (revised 2004), "Share Based Payment," or SFAS No. 123R. Under SFAS No. 123R, companies must calculate and record in their statement of operations the cost of equity instruments, such as stock options or restricted stock, awarded to employees for services received beginning in the first quarter of their 2006 fiscal year. SFAS No. 123R adversely impacted our operating results for the nine months ended September 30, 2006 in the amount of approximately $45,417, and we expect an adverse impact from the stock options in future periods in an aggregate amount of approximately $700,000 . This, together with the impact on net income of any additional options we grant in the future, could make it difficult for us to achieve profitability.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

Our company was formed in July 2005, and we have only a limited operating history on which investors can base an evaluation of our business and prospects. As an Internet company in the early stage of development, we face increased risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

         o        maintain and increase our number of customers;

         o        maintain and enhance our brand;

         o maintain and grow our website properties and customer operations;

         o        enhance and expand our platforms and tools;

         o        successfully execute our business and marketing strategy;

         o continue to develop and upgrade our technology and information processing systems;

         o continue to enhance our service to meet the needs of a changing market;

         o        provide superior customer service;

         o        respond to competitive developments; and

         o        attract, integrate, retain and motivate qualified personnel.

         We may be unable to accomplish one or more of these things, which could cause our business to suffer. In addition, accomplishing one or more of these things might be very expensive, which could harm our financial results.

WE MAY HAVE DIFFICULTY MANAGING OUR OPERATING GROWTH AND EXPANDING OUR OPERATIONS SUCCESSFULLY.

       We have grown from 3 employees as of December 31, 2005 to 7 employees as of the date of the Report. Our growth has placed, and will continue to place, a strain on our administrative and operational infrastructure. Our ability to manage our operations and growth will require us to continue to refine our operational, financial and management controls, human resource policies and reporting systems.

       If we are unable to manage future expansion, we may not be able to implement improvements to our controls, policies and systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. Our ability to provide a high-quality customer experience could be compromised, which would damage our reputation and brand and substantially harm our business and results of operations

COMPETITIVE PRICING PRESSURES MAY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

       Demand for our platforms and tools is sensitive to price. Many external factors, including our production and personnel costs and our competitors' pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers' price expectations, we could lose customers, which would harm our business and results of operations. Changes in our pricing strategies have had, and may continue to have, a significant impact on our net revenues and net income. As we generate the majority of our net revenues from recurring subscription prices. In the event that competitive pressures require us to offer discounted subscription prices, our net revenues and results of operations would be negatively impacted.

WE FACE INTENSE COMPETITION FROM A RANGE OF COMPETITORS AND MAY BE UNSUCCESSFUL IN COMPETING AGAINST CURRENT AND FUTURE COMPETITORS.

       The user-generated content industry is intensely competitive, and we expect competition to increase in the future. Competition may result in pricing pressures, reduced profit margins or loss of market share, any of which could substantially harm our business and results of operations. We face intense competition from some companies which have significantly longer operating histories, larger and broader customer bases, greater brand recognition and greater financial, research and development and distribution resources than we do. These competitors include:

         o        My Family
         o        JotSpot
         o        Amiglia
         o        Family Lobby
         o        My Great Big Family
         o        EasySite
         o        Connected Family

         The numerous choices for user-generated content website services can cause confusion for consumers, and may cause them to choose to use one of our competitors, some of whom may have greater name recognition than we do. In addition, some of our competitors who are seeking to establish an online presence may be able to devote substantially more resources to website and systems development. Also, larger, more established and better capitalized entities may acquire, invest in or partner with other online competitors. We may also face competition from new entrants that are well funded and that may choose to prioritize growing their market share and brand awareness instead of profitability. Competitors and new entrants in the user-generated content industry may also seek to develop new products, technologies or capabilities that could render obsolete or less competitive many of the platforms and technology that we offer, which could harm our business and results of operations.

IF WE ARE UNABLE TO ADEQUATELY CONTROL THE COSTS ASSOCIATED WITH OPERATING OUR BUSINESS, OUR RESULTS OF OPERATIONS WILL SUFFER.

         The primary costs in operating our business are related to product research and development, acquiring customers, compensating our personnel, and hosting. If we are unable to keep these costs aligned with the level of expected future revenues that we may generate, our results of operations could be harmed. The challenge in controlling our business costs is made more difficult by the fact that many of the factors that impact these costs are beyond our control. For example, the costs of online advertising and keyword search could increase significantly due to increased competition, which would increase our customer acquisition costs.

THE LOSS OF OUR CHIEF EXECUTIVE OFFICER, KEY PERSONNEL, AN INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL OR DIFFICULTIES IN THE INTEGRATION OF NEW MEMBERS OF OUR MANAGEMENT TEAM INTO OUR COMPANY COULD AFFECT OUR ABILITY TO SUCCESSFULLY GROW OUR BUSINESS.

         We are highly dependent upon the continued service and performance of Mr. Michael Sawtell, our Chief Executive Officer, President and Sole Director. Mr.Sawtell is also our principal shareholder and founder. The loss of Mr. Sawtell may significantly delay or prevent the achievement of our business objectives. Further, we are highly dependent upon the continued service and performance of key technical, marketing and production personnel. The loss of these key employees, each of whom is "at will"could terminate his or her employment relationship with us at any time, which may significantly delay or prevent the achievement of our business objectives.

       We believe that our future success will also depend in on our continued ability to identify, hire, train and motivate qualified personnel. We face intense competition for qualified individuals from numerous technology, marketing, financial services, manufacturing and e-commerce companies. In addition, competition for qualified personnel is particularly intense in the Irvine, California area, where our headquarters are located. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational and managerial requirements, or may be required to pay increased compensation in order to do so, and our failure to attract and retain qualified personnel could impair our ability to implement our business plan.

WE MAY NOT SUCCEED IN PROMOTING, STRENGTHENING AND CONTINUING TO ESTABLISH THE DPI BRAND, WHICH WOULD PREVENT US FROM ACQUIRING NEW CUSTOMERS AND INCREASING REVENUES.

         A component of our business strategy is the continued promotion and strengthening of the DPI brand. Due to the competitive nature of the user-generated content markets, if we are unable to successfully promote the DPI brand, we may fail to achieve any substantial revenues. Customer awareness of, and the perceived value of, our brand will depend largely on the success of our marketing efforts and our ability to provide a consistent, high-quality customer experience. To promote our brand, we have incurred, and will continue to incur, substantial expense related to advertising and other marketing efforts.

         Our ability to provide a high-quality customer experience also depends, in large part, on external factors over which we may have little or no control, including the reliability and performance of our suppliers and third-party Internet and communication infrastructure providers. Our failure to provide customers with high-quality services for any reason could substantially harm our reputation and our efforts to develop DPI as a trusted brand. The failure of our brand promotion activities could adversely affect our ability to attract new customers and maintain customer relationships, and, as a result, substantially harm our business and results of operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON CONTINUED PRODUCTION OF USER-GENERATED CONTENT DIGITAL IMAGES, AND VIDEOS.

         Our growth is highly dependent upon the continued trend by consumers to generate their own content, digital images, and videos. The user-generated content market is rapidly evolving, characterized by changing technologies, intense price competition, additional competitors, evolving industry standards, frequent new service announcements and changing consumer demands and behaviors. To the extent that user-generation of their own content, digital images, and videos does not continue to grow as expected, our anticipated revenue growth would likely suffer. Moreover, we face significant risks that, if the user-generated content evolves in ways that we are not able to address due to changing technologies or consumer behaviors, pricing pressures, or otherwise, our current platforms and tools may become unattractive, which would likely result in the loss of customers and a decline in net revenues and/or increased expenses.

IF AFFORDABLE BROADBAND ACCESS DOES NOT BECOME WIDELY AVAILABLE TO CONSUMERS, OUR REVENUE GROWTH WILL LIKELY SUFFER.

         Because our business currently involves consumers accessing memory-heavy websites and uploading large data files, we are highly dependent upon the availability of affordable broadband access to consumers. Many areas of the country still do not have broadband access, and the cost of broadband access may be too expensive for many potential customers. To the extent that broadband access is not available or not adopted by consumers due to cost, our revenue growth would likely suffer.

INTERRUPTIONS TO OUR WEBSITE SERVERS, INFORMATION TECHNOLOGY SYSTEMS, OR CUSTOMER SERVICE OPERATIONS COULD DAMAGE OUR REPUTATION AND BRAND AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

         The satisfactory performance, reliability and availability of our website servers, information technology systems and customer service operations are critical to our reputation, and our ability to attract and retain customers and to maintain adequate customer satisfaction. Any interruptions that result in the unavailability of our website or reduced service performance or customer service could result in negative publicity, damage our reputation and brand and cause our business and results of operations to suffer.

         Because we depend in part on third parties for the implementation and maintenance of certain aspects of our service hosting, and because many of the causes of system interruptions or interruptions in the production process may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all.

CAPACITY CONSTRAINTS AND SYSTEM FAILURES COULD PREVENT ACCESS TO OUR WEBSITE SERVERS, WHICH COULD HARM OUR REPUTATION AND NEGATIVELY AFFECT OUR NET REVENUES.

         Our business requires that we have adequate capacity in our computer systems to cope with the high volume of visits to our user websites. As our operations are anticipated to grow in size and scope, we will need to improve and upgrade our computer systems and network infrastructure in the ordinary course of business to offer customers enhanced and new products, services, capacity, features and functionality. The expansion of our systems and infrastructure may require us to commit substantial financial, operational and technical resources before the volume of our business increases, with no assurance that our anticipated net revenues will increase.

         Our ability to provide high-quality products and service depends on the efficient and uninterrupted operation of our computer and communications systems. If our systems cannot be expanded in a timely manner to cope with increased website traffic, we could experience disruptions in service, slower response times, lower customer satisfaction, and delays in the introduction of new platforms and tools. Any of these problems could harm our reputation and cause us not to achieve any revenues.

IF WE ARE NOT ABLE TO RELIABLY MEET OUR DATA STORAGE AND MANAGEMENT REQUIREMENTS, CUSTOMER SATISFACTION AND OUR REPUTATION COULD BE HARMED.

         As a part of our current business model, we offer our customers free trial websites and sharing of their user-generated content and, as a result, must store and manage hundreds of gigabytes of data. These results in immense system requirements and substantial ongoing technological challenges, both of which are expected to continue to increase over time. If we are not able to reliably meet these data storage and management requirements, we could have disruptions in services which could impair customer satisfaction and our reputation and lead to reduced net revenues and increased expenses. Moreover, if the cost of meeting these data storage and management requirements increases, our results of operations would be harmed.

OUR TECHNOLOGY, INFRASTRUCTURE AND PROCESSES MAY CONTAIN UNDETECTED ERRORS OR DESIGN FAULTS THAT COULD RESULT IN DECREASED PRODUCTION, LIMITED CAPACITY OR REDUCED DEMAND.

         Our technology, infrastructure and processes may contain undetected errors or design faults. These errors or design faults may cause our website technology to fail and result in loss of, or delay in, market acceptance of our platforms and tools. If we experience a delay in a product release that results in customer dissatisfaction during the period required to correct errors and design faults, we would lose revenue or not achieve any new revenue. In the future, we may encounter scalability limitations, in current or future product releases, infrastructure and processes that could seriously harm our business.

IF WE ARE UNABLE TO DEVELOP, MARKET AND SELL NEW PLATFORMS AND TOOLS TO ADDITIONAL MARKET VERTICALS, OUR RESULTS OF OPERATIONS MAY SUFFER.

         Although historically we have focused our business on consumer markets for families, we intend to address, and demand may shift to, expanding our platforms and tools into new verticals. We may not successfully expand our existing services or create new platforms and tools for new market segments or develop a significantly broader customer base. Any failure to address additional market opportunities could result in loss of market share, which would harm our business, financial condition, and results of operations.

WE MAY UNDERTAKE ACQUISITIONS TO EXPAND OUR BUSINESS, WHICH MAY POSE RISKS TO OUR BUSINESS AND DILUTE THE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

         A key component of our business strategy includes the selective pursuit of businesses acquisitions, technologies or services. Integrating any newly acquired businesses, technologies or services is likely to be expensive and time consuming. To finance any acquisitions, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us, and, in the case of equity financings, would result in dilution to our stockholders. If we do complete any acquisitions, we may be unable to operate the acquired businesses profitably or otherwise implement our strategy successfully. If we are unable to integrate any newly acquired entities, technologies or services effectively, our business and results of operations will suffer. The time and expense associated with finding suitable and compatible businesses, technologies or services could also disrupt our ongoing business and divert our management's attention. Future acquisitions by us could also result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which could substantially harm our business and results of operations. We have no agreements or commitments with respect to any future acquisitions.

THE INABILITY TO ACQUIRE OR MAINTAIN DOMAIN NAMES FOR OUR WEBSITE COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

         We currently are the registrant of the "DPI" mark in numerous jurisdictions and of the Internet domain name for our website, digitalpostinteractive.com, as well as various related domain names. Domain names generally are regulated by Internet regulatory bodies and are controlled also by trademark and other related laws. If we lose the ability to use our DPI mark in a particular country or our domain name, we could be forced to either incur significant additional expenses to market our products within that country, including the development of a new brand and the creation of new promotional materials and packaging, or elect not to sell products in that country. Either result could substantially harm our business and results of operations.

         Furthermore, the regulations governing domain names and laws protecting trademarks and similar proprietary rights could change in ways that block or interfere with our ability to use relevant domains or our current brand. Also, we might not be able to prevent third parties from registering or retaining domain names that interfere with our consumer communications or infringe or otherwise decrease the value of our trademarks and other proprietary rights. Regulatory bodies also may establish additional generic or country-code top-level domains or modify the requirements for holding domain names. As a result, we might not be able to acquire or maintain the domain names that utilize the name DPI in all of the countries in which we currently or intend to conduct business.

WE MAY BE NEGATIVELY AFFECTED IF WE ARE REQUIRED TO CHARGE SALES TAXES IN ADDITIONAL JURISDICTIONS OR OTHER TAXES ON PURCHASES.

         We do not collect or have imposed upon us sales or other taxes related to the platforms and tools we sell, except for certain corporate level taxes and sales tax in California. However, additional states or one or more countries may seek to impose sales or other tax collection obligations on us in the future. A successful assertion by any country or state in which we do business that we should be collecting sales or other taxes on the sale of our products could result in substantial tax liabilities for past or future sales, if any, discourage customers from purchasing products from us, decrease our ability to compete with traditional retailers or otherwise substantially harm our business and results of operations.

         Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to sales made over the Internet. However, implementation of the restrictions imposed by these Supreme Court decisions is subject to interpretation by state and local taxing authorities. While we believe that these Supreme Court decisions currently restrict state and local taxing authorities in the United States from requiring us to collect sales and use taxes from purchasers located within their jurisdictions, taxing authorities could disagree with our interpretation of these decisions. Moreover, a number of states in the United States, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on Internet sales. If any state or local taxing jurisdiction were to disagree with our interpretation of the Supreme Court's current position regarding state and local taxation of Internet sales, or if any of these initiatives were to address the Supreme Court's constitutional concerns and result in a reversal of its current position, we could be required to collect additional sales and use taxes from purchasers. The imposition by state and local governments of various taxes upon Internet commerce could create administrative burdens for us and could decrease our future net sales.

GOVERNMENT REGULATION OF THE INTERNET AND E-COMMERCE IS EVOLVING, AND UNFAVORABLE CHANGES OR FAILURE BY US TO COMPLY WITH THESE REGULATIONS COULD SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

         We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of platforms and tools. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain.

OUR PRACTICE OF OFFERING FREE PLATFORMS AND TOOLS COULD BE SUBJECT TO JUDICIAL OR REGULATORY CHALLENGE.

         We regularly offer free trials as an inducement for customers to try our products. Although we believe that we conspicuously and clearly communicate all details and conditions of these offers, we may be subject to claims from individuals or governmental regulators that our free offers are misleading or do not comply with applicable legislation, which claims may be expensive to defend and could divert management's time and attention. If we become subject to such claims in the future, or are required or elect to curtail or eliminate our use of free offers, our results of operations may be harmed.

OUR FAILURE TO PROTECT THE CONFIDENTIAL INFORMATION OF OUR CUSTOMERS AND NETWORKS AGAINST SECURITY BREACHES AND THE RISKS ASSOCIATED WITH CREDIT CARD FRAUD COULD DAMAGE OUR REPUTATION AND BRAND AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

         A significant prerequisite to online commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. For example, a majority of our sales are billed to our customers' credit card accounts directly and customers log on using their e-mail address. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. In addition, any party who is able to illicitly obtain a user's password could access the user's transaction data or personal information. Any compromise of our security could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability which would substantially harm our business and results of operations.

In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches.

         In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder's signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we continue to face the risk of significant losses from this type of fraud. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

CHANGES IN REGULATIONS OR USER CONCERNS REGARDING PRIVACY AND PROTECTION OF USER DATA COULD HARM OUR BUSINESS.

         Federal, state and international laws and regulations may govern the collection, use, sharing and security of data that we receive from our customers. In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially harm our business. Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use or security of personal information or other privacy-related matters could damage our reputation and result in a loss of customers.

RISKS RELATED TO OWNING OUR STOCK.

THERE HAS BEEN LOW VOLUME AND THEREFORE LITTLE PRIOR MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE OR MAY DECLINE REGARDLESS OF OUR OPERATING PERFORMANCE, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE YOUR STOCK PURCHASE PRICE.

         If you purchase shares of our common stock, you may not be able to resell those shares at or above your original purchase price. An active or liquid market in our common stock may not develop or, if it does develop, it may not be sustainable. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

         o        price and volume fluctuations in the overall stock market;

         o changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

         o        actual or anticipated fluctuations in our operating results;

         o the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

         o changes in financial estimates by any securities analysts who follow our company, if any, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our stock;

         o ratings downgrades by any securities analysts who follow our company, if any;

         o the public's response to our press releases or other public announcements, including our filings with the SEC;

         o announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o introduction of technologies or product enhancements that reduce the need for our products;

         o market conditions or trends in our industry or the economy as a whole;

         o        the loss of key personnel;

         o        lawsuits threatened or filed against us;

         o future sales of our common stock by our executive officers, directors and significant stockholders; and

         o other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

         In addition, the stock markets, and in particular the OTC Bulletin Board market (OTCBB), have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, it could have substantial costs and divert resources and the attention of management from our business.

PURCHASERS OF OUR STOCK MAY SUFFER DILUTION.

         If you purchase shares of our common stock, the value of your shares based on our actual book value may become less than the price you paid due to our planned equity financing. Since inception, our operations have incurred losses, and we have funded these operating deficits through equity financings or issuance of our common stock. We plan to issue additional common stock to raise additional cash to fund our operating deficits, as such, future issuance of our common stock may cause immediate dilution to your holdings or investment. More over, if previously granted options are exercised, additional dilution will occur.

A SIGNIFICANT PORTION OF OUR TOTAL OUTSTANDING SHARES ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. IF THERE ARE SUBSTANTIAL SALES OF SHARES OF OUR COMMON STOCK, THE PRICE OF OUR COMMON STOCK COULD DECLINE.

         The price of our common stock could decline if there are substantial sales of our common stock and if there is a large number of shares of our common stock available for sale. As of the date of this Report, we have 52,833,385 outstanding shares of our common stock, of which 37,173,385 are unregistered and restricted and 15,600,000 shares of our common stock have been previously registered under Form SB-2/A filed on or about December 27, 2005, and therefore are freely sold in the public market.

         Also , we may register the issuance of all shares of common stock that we have issued related to the Merger and may issue under our employee equity incentive plans. Once we register the issuance of these shares, they can be freely sold in the public market upon issuance.

         The market price of the shares of our common stock could decline due to sales of a substantial number of our shares in the public market or the perception in the market that the holders of a large number of shares intend to sell their shares.

OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS HAVE SUBSTANTIAL CONTROL OVER DPI AND COULD DELAY OR PREVENT
A CHANGE IN CORPORATE CONTROL.

         As of the date of this Report, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, approximately 51% of our outstanding common stock. As a result, these stockholders, if acting together, may have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, acting together, may have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

o        delaying, deferring or preventing a change in control of our company;
o impeding a merger, consolidation, takeover or other business combination involving our company; or
o discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

MAINTAINING AND IMPROVING OUR FINANCIAL CONTROLS AND THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES, DIVERT MANAGEMENT'S ATTENTION AND AFFECT OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED BOARD MEMBERS.

         As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the OTCBB. The requirements of these rules and regulations will increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources.

         The Sarbanes-Oxley Act will require, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. We have a substantial effort ahead of us to implement appropriate processes, document the system of internal control over relevant processes, assess their design, remediate any deficiencies identified, and test their operation. As a result, management's attention may be diverted from other business concerns, which could harm our business, financial condition and results of operations. These efforts will also involve substantial accounting related costs. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the OTCBB market.

         Under the Sarbanes-Oxley Act and the rules and regulations of the OTCBB market, we are not required to maintain a board of directors with a majority of independent directors. To the extent we become required to do so, we expect that these rules and regulations may make it more difficult and more expensive for us to maintain directors' and officers' liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors' and officers' insurance, our ability to recruit and retain qualified directors, especially those directors who may be considered independent and officers will be significantly curtailed.

WE ARE NOT REQUIRED TO MEET OR MAINTAIN ANY LISTING STANDARDS FOR OUR COMMON STOCK TO BE QUOTED ON THE OTC BULLETIN BOARD, WHICH COULD AFFECT OUR STOCKHOLDERS' ABILITY TO ACCESS TRADING INFORMATION ABOUT OUR COMMON STOCK.

         OTCBB market is separate and distinct from the Nasdaq Stock Market and any national stock exchange, such as the New York Stock Exchange or the American Stock Exchange. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers ("NASD"), that displays real-time quotes, last sale prices, and volume information in over-the-counter ("OTC") equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be quoted on the OTCBB. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders' ability to access trading information about our common stock. Additionally, we are required to satisfy the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If we fail to do so, our shares may no longer be quoted on the OTCBB.

WE DO NOT INTEND TO PAY DIVIDENDS; YOU WILL NOT RECEIVE FUNDS WITHOUT SELLING SHARES.

         We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares.

OUR COMMON STOCK MAY BE SUBJECT TO PENNY STOCK RULES, WHICH MAY MAKE IT MORE DIFFICULT FOR OUR STOCKHOLDERS TO SELL THEIR COMMON STOCK.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission ("SEC"). Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


                            2. FINANCIAL INFORMATION

                             SELECTED FINANCIAL DATA

         You should read the data set forth below in conjunction with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operation," and other financial information appearing elsewhere in this current report.

         We derived the statement of operations data for the period from July 14, 2005 (date of inception) to December 31, 2005 and the balance sheet data as of December 31, 2005 from the audited financial statements of Old TFP, which were prepared in accordance with generally accepted accounting principles, included elsewhere in this current report.

         We derived the unaudited statement of operations data for the nine months ended September 30, 2006 and the unaudited balance sheet data as of September 30 2006 from the unaudited financial statements of Old TFP included elsewhere in this current report. The unaudited financial statements include, in the opinion of management, all adjustments, which include only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results to be expected in any future period.

                                                   JULY 14, 2005           FOR THE
                                                (DATE OF INCEPTION)      NINE MONTHS
                                                         TO                 ENDED
                                                 DECEMBER 31, 2005    SEPTEMBER 30, 2006
                                                 -----------------    ------------------
                                                     (AUDITED)            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:

REVENUES
    SUBSCRIPTIONS                                 $         4,450      $         5,820
                                                  ---------------      ---------------
          TOTAL REVENUES                                    4,450                5,820
                                                  ---------------      ---------------

COST OF REVENUES
   SUBSCRIPTIONS                                            2,158                5,019
                                                  ---------------      ---------------
          TOTAL COST OF REVENUES                            2,158                5,019
                                                  ---------------      ---------------

Gross Profit                                                2,292                  801

RESEARCH AND DEVELOPMENT                                    5,630               39,201
SALES AND MARKETING                                        20,251              133,204
GENERAL AND ADMINISTRATIVE EXPENSES                       165,171              333,249
                                                  ---------------      ---------------
 TOTAL OPERATING EXPENSES                                 191,052              505,654

OPERATING LOSS                                           (188,760)            (504,853)
OTHER EXPENSE                                              (7,952)                (126)

NET LOSS                                          $      (196,712)     $      (504,979)
                                                  ===============      ===============

NET LOSS PER COMMON SHARE--BASIC AND DILUTED:     $         (.021)     $         (.019)
                                                  ===============      ===============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   BASIC AND DILUTED                                    9,289,362 *         25,922,166 *

* Per share data of Old TFP on a post Merger basis.

                                           JULY 14, 2005         FOR THE
                                        (DATE OF INCEPTION)     NINE MONTHS
                                                TO                 ENDED
                                         DECEMBER 31, 2005   SEPTEMBER 30, 2006
                                         -----------------   ------------------
                                             (AUDITED)          (UNAUDITED)

BALANCE SHEET DATA:
Cash and Cash Equivalents                 $        37,741     $        96,267
Website development                                81,868              60,632
Total Assets                                      145,730             180,176
Total current liabilities                          74,442              70,950
Total long term debt                                   --                  --
Stockholders equity                                71,288             109,226


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Effective January 30, 2007, our capital structure and control had changed as a result of the Merger, as discussed previously in ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS. Since Old TFP is considered to be the accounting acquirer and surviving operating entity, the discussion held with in this section of MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS only includes the activity of Old TFP.

OVERVIEW

         We produce high-end family destination websites that allow families to securely share calendars, photos, videos, message boards and history. Our proprietary website administration system, Qwik-Post(TM), and online video uploading system, Video-PostSM allow PC users to easily manage these "virtual family rooms" and provides a permanent destination to display photo and video memories, discussions, and history.

         We earn revenue primarily from subscriptions generated from monthly subscriptions for Website hosting services. The typical subscription agreement includes the usage of a personalized website and hosting services. Since beginning in July 2005, we developed our product, began operations and generated our first revenues. To date, we have generated 486 subscribers, have 1,003 users, and stored more than 163 gigabytes of our consumers' photos in our archives. However, our revenues are minimal and not sufficient to cover our operating costs and expenses. During the period from inception July 14, 2005 through December 31, 2005, three and nine months ended September 30, 2006, our revenues were $4,450, $4,212 and $5,820, respectively. We are in the early phases of revenue generating activities and intend to market our product more aggressively upon completion of additional debt or equity financing. We have entered into the Merger further described in ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS, to assist us in raising additional working capital through equity or debt financing.

         Since the inception of our business in 2005, we have incurred significant losses. As of September 30, 2006, we had incurred net losses of $194,368 and $504,979 for the three and nine-month period then ended, respectively. As of September 30, 2006, we had an accumulated deficit of approximately $701,691. We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate that our losses will increase significantly from current levels because we expect to incur significant additional costs and expenses related to being a public company, brand development, advertising, marketing and promotional activities, as well as the employment of additional personnel as our business expands. Our ability to become profitable depends on our ability to generate new revenue and sustain substantially higher revenue while maintaining reasonable expense levels. In particular, although we intend to increase significantly our spending on marketing and promotional activities, these efforts may not be effective in growing our brand, increasing our subscriber base or generating new revenues. If we do not achieve profitability, we may not be able to continue our operations.

         Since inception, we have operated and sustained ourselves primarily from cash generated through equity financings. During the period from inception July 14, 2005 through December 31, 2005, we received working capital from our founder and CEO in the amount of $168,000 and completed additional capital raising in the amount of $100,000 from the sale of common stock to an unrelated stockholder. Subsequent to December 31, 2005 through the date of this report, we have completed additional capital raising activities in the amount of $895,000 from further issuances of our common stock as well as receiving a cash advance form our CEO in the amount of $50,000. We intend to conduct additional capital raising activities subsequent to the Merger and issuance of our common stock to increase the marketing of our product and increase revenue generating activities.

GOING CONCERN

         We have not established sufficient sources of revenue to cover our operating costs, and as such, we have incurred operating losses since inception. Further, as of September 30, 2006, our cash resources were insufficient to meet our current working capital needs and on going business plan. These and other factors raise substantial doubt about our ability to continue as a going concern ..The report of the independent registered public accounting firm accompanying the audit of our financial statements for the year ended December 31, 2005 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern because of our operating losses and our need for additional capital. Such doubt could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of us to continue as a going concern.

RESULTS OF OPERATIONS

         From inception to September 30, 2006, we have incurred costs and expenses significantly in excess of revenues. As we pursue our goals, we expect to increase revenues and related costs and maximize value to existing stockholders, though we expect to incur additional losses.

         We incorporated on July 14, 2005, and had mostly initial start up related activities during most of the 2005 period with minimal revenues beginning in December 2005. Accordingly, there are no meaningful comparative data upon which prior period comparisons can be made.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006

         During the three and nine months ended September 30, 2006, we incurred net losses of $194,368 and $504,979.

         Revenues for the three and nine months ended September 30, 2006 were $4,212 and $5,820, respectively, all of which were derived from subscriptions sales. During the three and nine months ended September 30, 2006, costs of revenues were $1,355 and $5,019, respectively, which consist mostly of hosting cost and initial subscription website setup costs.

         During the three and nine months ended September 30, 2006, general and administrative expenses were $128,287 and $333,249, respectively, the primary components of which, were salary and wages of $86,024 and $216,242, and professional fees of $4,992 and $17,235 . Non-cash stock based compensation expense of $17,929 and $45,417 was incurred during the three and nine month periods ended September 30, 2006, respectively, which relates primarily to the granting of options to purchase our common stock and are included in general and administrative expense.

         Sales and marketing expenses of $49,560 and $133,204, respectively, were recorded during the three and nine months ended September 30, 2006, are attributable to initial sales and marketing activities of our online products.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 2006, our cash and cash equivalents were $96,267, an increase of $58,526 from the end of the prior year. During the nine months ended September 30, 2006, we issued 2,794,000 shares common stock of Old TFP, of which $525,000 was received in cash and used $433,361 for operating activities.

         Since inception, we have incurred losses and have had capital and stockholders' deficits and limited cash to fund our operations. Since inception through the date of this Report, we have raised approximately $1.1 million through equity financing and have no other source of cash, except for an advance from shareholder of $50,000 obtained in November 2006 and an unsecured line of credit in the amount of $20,000 obtained in December 2006. Although we expect to grow our revenues, they are not a significant source of cash at this time. Because we expect that revenues from operations will continue to be insufficient to meet our working capital needs, we likely will need to raise additional capital through equity or debt financings in the near future. We cannot be certain that such capital will be available to us or whether such capital will be available on terms that are acceptable to us. Such financing likely would be dilutive to existing stockholders and could result in significant financial and operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

         This current report is not an offer to sell, or a solicitation of an offer to buy, any of our securities.

OFF-BALANCE SHEET ARRANGEMENTS

         As of September 30, 2006, we had no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS--Amounts reported include cash on deposit in overnight deposit accounts and investments in money market accounts.

         PROPERTY AND EQUIPMENT--Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

         INTERNAL WEB SITE DEVELOPMENT COSTS--Under Emerging Issues Taskforce Statement 00-2, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit.

         RESEARCH AND DEVELOPMENT COSTS--We expense research and development costs as incurred.

         INCOME TAXES-- Old TFP elected to be taxed as a Sub Chapter-S Corporation and was not subject to federal income taxes. However, Old TFP, was subject to a California state franchise tax of $800 per year, plus fees based upon annual gross receipts. The taxable income or loss of Old TFP was included in the individual tax returns of its members.

         REVENUE RECOGNITION-- Substantially all of our subscription revenue is generated from monthly subscriptions for Website hosting services. The typical subscription agreement includes the usage of a personalized website and hosting services. The individual deliverables are not independent of each other and are not sold or priced on a standalone basis. Costs to complete the Website and ready it for the end customer are minimal and are expensed to cost of revenue as incurred. Upon the completion of a customers signup and initial hosting of the Website, the subscription is offered free of charge for a 30-day trial period during which the customer can cancel at anytime. In accordance with Staff Accounting Bulletin (SAB) No. 104, after the 30-day trial period has ended, revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable. These criteria are met monthly as our service is provided on a month-to-month basis and collections are generally made in advance of the services.

         Customers signup and agree to purchase the website service on a monthly or annual basis, at the customer's option. The monthly customers pay monthly in advance of the services and as the services are performed we recognize subscription revenue on a monthly basis.

         For annual customers, upon payment of a full years subscription service, the subscription revenue is recorded as deferred revenue in the accompanying balance sheet. As services are performed, we recognize subscription revenue ratably on a monthly basis.

         STOCK-BASED COMPENSATION--Accounting for stock options issued to employees follows the provisions of SFAS No. 123R, SHARE-BASED PAYMENT. This statement requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the reward.We use the Black-Scholes option pricing model to measure the fair value of options granted to employees.

         FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of our assets and liabilities that qualify as financial instruments under SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, approximate their carrying amounts.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In March 2006, the FASB issued SFAS No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS," ("SFAS No. 156"), which amends SFAS No. 140," ACCOUNTING FOR TRANSFERS AND SRVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES." In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:
(1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. We are currently reviewing the effect, if any, that this new pronouncement will have on our financial statements.

         In June 2006, the FASB issued SFAS Board Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. We are currently reviewing the effect, if any, that this new guidance will have on our financial statements.

         In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently reviewing the effect, if any, that this new pronouncement will have on our financial statements.

         In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106 AND 123(R)." This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. We do not expect the adoption of this pronouncement to have a material impact on our financial statements.

RELATED PARTY TRANSACTIONS

         We entered into several related party transactions, including transactions with our CEO and consulting CFO since July 14, 2005, the date of our inception. These transactions are further discussed below in Section 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE TO THIS ITEM 2.01 and is incorporated by reference herein.

                                  3. PROPERTIES

         Our principal office is located in Irvine, California where we lease 1,100 square feet of office space pursuant to a lease that expires in March 2007. If we require additional space, we believe that we will be able to obtain such space on commercially reasonable terms. We have entered into discussions for additional office located in Irvine, CA, but we have not entered into a new lease agreement as of the date of this Report.

        4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table set forth information regarding the beneficial ownership of our common stock after consummation of the forward stock split and the Merger, except as noted in the footnotes below, by:

         o each person known to be the beneficial owner of 5% or more of our outstanding common stock;

         o        each of our executive officers;

         o        each of our directors; and

         o        all of our executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and is calculated based on 52,833,385 shares of our common stock issued and outstanding on January 30, 2007. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, as appropriate, or will become exercisable within 60 days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

         Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name. The address of each stockholder is listed in the table.

                                                                  BENEFICIALLY OWNED
                                                                     FOLLOWING THE             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                 TRANSACTIONS              OF CLASS
---------------------------------------------------------------------------------------     -------------

Mike Sawtell, CEO and Sole Director (1)                             26,168,630 (3)              46.55%
Steve Pavlick (2)                                                    3,317,524                   6.28%
Steven Dong (1)                                                      3,019,434 (4)               5.66%

All executive officers and directors as a group (2 persons)         29,188,064 (3)(4)           51.47%

------------------------

(1) One Peters Canyon, Suite 150, Irvine, CA 92606.
(2) c/o The Family Post, Inc., One Peters Canyon, Suite 150, Irvine, CA 92606
(3) Includes 3,383,875 shares issuable to Mr. Sawtell pursuant to options to purchase shares of our common stock within 60 days.
(4) Includes 490,493 shares issuable to Mr. Dong pursuant to options to purchase shares of our common stock within 60 days.


                       5. DIRECTORS AND EXECUTIVE OFFICERS

CHANGES IN DIRECTORS AND EXECUTIVE OFFICERS

On January 30, 2007, as part of the Merger, the then existing directors of HomAssist, Ms. Irene Braham, Mr. Ernest Cheung and Mr. Danny Hon resigned and Mike Sawtell, Old TFP's single existing director was appointed as our new sole director of DPI. Also, on January 30, 2007, as part of the Merger, Irene Braham, President and Chief Executive Officer and Ernest Cheung, Chief Executive Officer resigned as the executive officers of HomAssist and were replaced by Mike Sawtell and Steven Dong who were appointed as our new President and Chief Executive Officer and Chief Financial Officer, respectively, of DPI.

DIRECTORS AND EXECUTIVE OFFICERS

         The following persons are our executive officers and directors, and hold the offices set forth opposite their names:

NAME                        AGE                                  POSITION
-----------------------  ----------  --------------------------------------------------------
Michael Sawtell              48      Chairman and Sole Director of the Board of Directors,
                                        Chief Executive Officer and President
Steven Dong                  40      Chief Financial Officer

Michael Sawtell is our founder and Chief Executive Officer since July 2005. Prior to then, he was President and Chief Operating Office of Interchange Corporation, a publicly-held Internet advertising and local search company from March of 2000 to April of 2005. From 1993 to 2000, Mr. Sawtell was the Chief Operating Officer and the Vice President of Sales for Informative Research, one of the largest mortgage services firms in the United States. From 1986 to 1993, Mr. Sawtell worked as a director of operations on the B-2 Stealth Bomber program for Northrop Grumman Corporation, a global defense company. He has also held key operational positions at General Dynamics, another global defense company.

Steven Dong, has been our Chief Financial Officer since January 30 2007. From March 2006, he served as our consulting CFO under a consulting agreement with Irvine CPA Group, PC, which is owned by Mr. Dong. Prior thereto, from 1999 to 2002, Mr. Dong served as Chief Financial Officer of Taitron Components, Inc, a publicly-held semi-conductor company. From 1995 to 1999, Mr. Dong served as a financial consultant specializing in assisting publicly held companies by serving as their interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was employed by PriceWaterhouseCoopers, LLP, (fka: Coopers & Lybrand, LLP). Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

FAMILY RELATIONSHIPS

         There are no family relationships among the individuals comprising our board of directors, management and other key personnel.

BOARD COMMITTEES

         The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert." Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee.

CODE OF ETHICS

         We have formally adopted a written code of ethics that applies to our board of directors, principal executive officer, principal financial officer and employees.

                            6. EXECUTIVE COMPENSATION

Following the Merger on January 30, 2007, Mr. Sawtell became the Chairman and Sole Director of our board of directors and our Chief Executive Officer and President. Also following the Merger, Mr. Dong was appointed the Chief Financial Officer. All references below in this section to our shares of common stock are made on a post-Merger basis:

         COMPENSATION DISCUSSION AND ANALYSIS

         With respect to our executive compensation policies, the board of directors had determined that until a business combination or other strategic transaction was completed, we would continue to compensate our executive officer on a basis commensurate with cash compensation and benefit levels suitable with our cash position as a new company.

         The following discussion and analysis reflects the compensation arrangements that we had with our executive officers. After the Merger, and upon additional financing, if any, we expect to round out our management team, our board of directors intends to review and modify, as necessary, our executive compensation policies in light of our current status as a new operating company and working capital (deficit) positions. This review will be conducted with the goal of compensating our executives so as to maximize their, as well as our, performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Sawtell has served as our Chief Executive Officer and our Sole Director from July 2005. From July 2005 through December 31, 2006, Mr Sawtell did not have any employement agreement with us and received an annual salary of $75,000 prior to the Merger (SEE ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE). Effective January 30, 2007, we entered into an employment agreement with Mr. Sawtell (SEE EXECUTIVE EMPLOYMENT CONTRACTS BELOW).

COMPENSATION OF OTHER EXECUTIVE OFFICERS

         Mr. Dong has served as our Consulting Chief Financial Officer from March 2006 under a contract with a financial consulting firm owned by Mr. Dong (SEE ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR Independence). Effective January 30, 2007, we entered into an employment agreement with Mr. Dong (SEE EXECUTIVE EMPLOYMENT CONTRACTS BELOW).

STOCK OPTIONS

         Stock options generally have been granted to our executive officer at the time of hire and at such other times as the board of directors has deemed appropriate, such as in connection with a promotion or upon nearing full vesting of prior options. In determining option grants, the board of directors has considered the same industry survey data as used in its analysis of base salaries and bonuses, and has strived to make awards that are in line with its competitors. In general, the number of shares of common stock underlying the stock options granted to each executive has reflected the significance of that executive's current and anticipated contributions to us.

         In addition, the stock option grants made by the board of directors are designed to align the interests of management with those of the stockholders. In order to maintain the incentive and retention aspects of these grants, the board of directors has determined that a significant percentage of any officer's stock options should be unvested option shares.

         The value that may be realized from exercisable options depends on whether the price of the common stock at any particular point in time accurately reflects our performance. However, each individual optionholder, and not the board of directors, makes the determination as to whether to exercise options that have vested in any particular year.

         During 2005 Mr. Sawtell was granted an option to purchase 4,511,833 shares of our common stock and during 2006, Mr. Sawtell was granted an option to purchase 6,767,749 shares of our common stock. These options were partially cancelled, as discussed further below in ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

          In March 2006 options to purchase 902,367 shares of our commons stock was granted to a financial consulting firm owned by Mr. Dong and in November 2006, he was granted an option to purchase 225,592 shares of our common stock. These options were partially cancelled, as discussed further below in ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. Although the limitations of Section 162(m) generally have not been of concern to us while we were a shell corporation, we intend to consider the requirements of Section 162(m) in developing our compensation policies now that we are an operating company.

SUMMARY COMPENSATION TABLE

         The following table sets forth certain compensation information as to our Chief Executive Officer who was our executive officer (the "Named Executive Officer"), for each of the years ended December 31, 2006 and 2005; no other executive officers had compensation of more than $100,000 annually for 2005 and 2006:

                                       SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               SECURITIES        ALL OTHER
                                                         SALARY      BONUS      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR         ($)         ($)      OPTIONS (#)          ($)
----------------------------------------- -----------  ----------- ---------- --------------- --------------
Michael Sawtell                              2006          75,000           0    6,767,749           15,000
President and Chief Executive Officer
                                             2005 (1)      35,000           0    4,520,000 (2)        6,000

     (1) Old TFP incorporated on July 14, 2005 and the 2005 salary is from the period July 14, 2005 through December 31, 2005
     (2) These options were partially cancelled, as discussed further below in
         ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding exercisable and unexercisable stock options held by the Named Executive Officer as of December 31, 2006. All references below in this section to our shares of common stock are made on a post-Merger basis:

                                       FISCAL YEAR-END OPTION VALUES

                                                                 FISCAL YEAR-        VALUE OF UNEXERCISED IN-
                        SHARES               VALUE                   END            THE-MONEY OPTIONS AT FISCAL
                      ACQUIRED ON          REALIZED            (#)EXERCISABLE/      YEAR-END ($) EXERCISABLE/
NAME                  EXERCISE (#)            ($)               UNEXERCISABLE            UNEXERCISABLE(1)
------------------- ----------------- ---------------------  ---------------------  -------------------------
Michael Sawtell                    0                     0   3,383,875/3,383,875(1)   $4,737,425/$4,737,425

---------------------

(1) As part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of our common stock under the Company's 2007 Incentive And Non Statutory Stock Option Plan.

COMPENSATION OF DIRECTORS

         There are presently no arrangements providing for payments to directors for director or consulting services. We expect to establish these arrangements shortly upon increased business activities.

EXECUTIVE EMPLOYMENT CONTRACT

         EMPLOYMENT AGREEMENT WITH MICHAEL SAWTELL

         We entered into an employment agreement with Mr. Sawtell, our Chief Executive Officer on January 30, 2007. The employment agreement has a term of five years and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.

         The material terms of the agreement are: (i) base annual salary of $210,000; (ii) participation in our standard employee benefit plans; (iii) initial one time bonus of $50,000 for successful closing of Merger; (iv) reimbursable expenses customarily given to Executives; (v) other bonuses at the discretion of the board of directors and (vi) severance arrangements described below.

         If we terminate Mr. Sawtell's employment agreement without cause, or if Mr. Sawtell resigns for good reason, each as defined in the agreement, we are obligated to pay Mr. Sawtell the greater of his annual salary for the remaining term of the agreement or three years of his annual salary rate at the time of termination without cause or resignation for good reason, benefits for 24 months following the date of termination, and the right for 24 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Sawtell's employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

         EMPLOYMENT AGREEMENT WITH STEVEN DONG

         We entered into an employment agreement with Mr. Dong, our Chief Financial Officer on January 30, 2007. The employment agreement has a term of two years and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.

         The material terms of the agreement are: (i) base annual salary of $175,000; (ii) participation in our standard employee benefit plans; (iii) initial one time bonus of $30,000 for successful closing of Merger (iv) reimbursable expenses customarily given to Executives; (v) various bonuses related to performance metrics; (vi) other bonuses at the discretion of the board of directors and (vii) severance arrangements described below.

         If we terminate Mr. Dong's employment agreement without cause, or if Mr. Dong terminates the agreement with good reason, each as defined in the agreement, we are obligated to pay Mr. Dong: (i) his annual salary and other benefits earned prior to termination, (ii) the greater of his annual salary for the remaining term of the agreement or his annual salary payable over one year,
(iii) benefits for 12 months following the date of termination, and (iv) the right for 12 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Dong's employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

         Each of the employment agreements discussed above provide for the immediate vesting of stock options granted pursuant thereto upon (i) a change in control of us or (ii) a termination of the executive's employment without cause or for good reason within 120 days prior to the execution and delivery of an agreement which results in a change in control. Additionally, a change in control constitutes "good reason" under the terms of each of the agreements, thus permitting each of Mr. Sawtell and Mr. Dong to terminate his respective employment and receive the severance benefits discussed above. Under the terms of each employment agreement, a change in control is deemed to have occurred if, as a result of a tender offer, other acquisition, merger, consolidation or sale or transfer of assets, any person(s) (as used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in regulations promulgated under the Exchange Act) of a total of fifty percent (50%) or more of either our outstanding common stock or our assets; provided, however, that a change of control is not deemed to have occurred if a person who beneficially owned fifty percent (50%) or more of our common stock as of the effective date of the respective employment agreement continued to do so during the term the employment agreement.

         The employment agreements with Mr. Sawtell and Mr. Dong also contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a 12-month period thereafter.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2006, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. As a sole member of the board of directors, Mr. Sawtell, our chief executive officer and sole board of director, approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2006.

STOCK OPTION AGREEMENTS

SUMMARY OF STOCK OPTION AGREEMENTS

During 2005 and 2006, we had granted stock options under certain stock option agreements as approved, amended and administered by its Board of Directors and permitted the granting of options for the purchase of up to 7,724,850 shares of Old TFP common stock.

As part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of DPI common stock under the terms and conditions of the Company's 2007 Incentive and Nonstatutory Stock Option Plan. As part of the terms and conditions of the Old TFP Option Agreements, 50% of the options granted and oustanding just prior to the Merger fully vested and became exercisable as a result of the Merger transaction itself. As a result, 8,713,308 of the 17,426,615 options issued are fully vested and exercisable.

Stock options granted under those certain stock option agreements were granted at prices no less than the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an Incentive Stock Option ("ISO") and Nonstatutory Stock Options ("NSO") shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively; and (ii) the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. ISO and NSO stock options generally vest every nine months, over a three year period.

2007 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

On January 30, 2007, the Board of Directors approved and a majority of the Company's stockholders ratified by consent the Company's 2007 Incentive and Nonstatutory Stock Option Plan ("Plan"). The 17,426,615 options to purchase DPI common stock issued under the terms of the Merger (discussed above) have been issued pursuant to the Plan.

SUMMARY OF THE PLAN

The Plan is intended to further the growth and financial success of DPI by providing additional incentives to selected employees, directors, and consultants to DPI and its subsidiary corporations, as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (such subsidiary corporations hereinafter collectively referred to as "Affiliates") so that such employees and consultants may acquire or increase their proprietary interest in DPI. Stock options granted under the Plan (hereinafter "Options") may be either "Incentive Stock Options," as defined in
Section 422A of the Code and any regulations promulgated under said Section, or "Nonstatutory Options" at the discretion of the Board of Directors of the Company (the "Board") and as reflected in the respective written stock option agreements granted pursuant hereto.

The Plan reserves twenty five million (25,000,000) shares of the Company's Common Stock.

Administration

The Plan shall be administered by the Board of Directors of the Company; provided however, that the Board may delegate such administration to a committee of not fewer than three (3) members (the "Committee"), at least two (2) of whom are members of the Board and all of whom are disinterested administrators, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"); and provided further, that the foregoing requirement for disinterested administrators shall not apply prior to the date of the first registration of any of the securities of the Company under the Securities Act of 1933, as amended.

Eligibility

The persons who shall be eligible to receive Options shall be employees, directors, or consultants of the Company or any of its Affiliates ("Optionees"). The term consultant shall mean any person who is engaged by the Company to render services and is compensated for such services, and any director of the Company whether or not compensated for such services; provided that, if the Company registers any of its securities pursuant to the Securities Act of 1933, as amended (the "Act"), the term consultant shall thereafter not include directors who are not compensated for their services or are paid only a director fee by the Company.

The Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and non-statutory stock options ("NQO") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the Plan. The Plan also authorizes the granting of NQO's to non-employee Directors and others performing services to the Company.

Any Option granted to a person who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of value of all classes of stock of the Company, or of any Affiliate, ("Ten Percent Holder") shall have an Option Price of no less than one hundred ten percent (110%) of the fair market value of the common stock as of the date of grant. Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option price of no less than one hundred percent (100%) of the fair market value of the common stock as of the date of grant. Nonstatutory Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option Price determined by the Board as of the date of grant.

No option granted pursuant to the Plan is transferable otherwise than by will or the laws of descent and distribution. If there is a stock split, stock dividend, or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

The aggregate fair market value (determined at the time an option is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any person during any calendar year under the Plan shall not exceed $300,000. Any Option granted to an Employee of the Company shall become exercisable over a period of no longer than five (5) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of five
(5) years from the date it is granted. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.


FEDERAL INCOME TAX CONSEQUENCES

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two
(2) years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

An optionee does not realize taxable income upon the grant of an NQO. In general, the holder of a NQO realizes ordinary income in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to an expense deduction at the same time and in a corresponding amount.


             7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
                             DIRECTOR INDEPENDENCE

         There are no material relationships between us and our current directors and executive officers other than the transactions and relationships described below. All references to shares of our common stock in this section are on a post-Merger basis.

TRANSACTIONS WITH DIRECTORS, OFFICERS, STOCKHOLDERS AND AFFILIATED PARTIES

         On July 14, 2005, we granted an option to purchase 112,796 shares of our common stock to a person who is the Chief Executive Officer's brother for consulting services rendered to us. The options vest every nine months over a three year period are exercisable at $0.044 per share.

         As of December 31, 2005, $54,845 was due to the Chief Executive Officer and principal stockholder. The amount was partially generated from his deferred salary. During the period from inception, July 14, 2005 through December 31, 2005, the Chief Executive Officer was not paid his salary, which amounted to $37,500 and is recorded as due to stockholder. We also owe the officer for purchases of computer equipment made on behalf of us in the amount of $17,345 as of December 31, 2005. During the nine months ended September 30, 2006, no amounts were paid to the Chief Executive Officer for his deferred salary and $10,035 was paid as reimbursement to him for computer equipment purchased on behalf of us. As of September 30, 2006, we owed the Chief Executive Officer $51,060 for deferred salary and purchases of computer equipment made on behalf of us.

         On March 15, 2006, we entered into an employment agreement with our Vice President of Stategic Alliances including an option to purchase 902,637 shares of our common stock. In April 2006, the same employee and sister of the employee invested an aggregate of $50,000 cash for 663,239 shares of our common stock. On November 29, 2006, the employee was terminated.

         A shareholder also served as a Consulting Chief Financial Officer from March 2006 under a consulting agreement with a consulting firm owned by the shareholder. The consulting agreement paid the consulting firm an hourly rate of $100 per hour, payable partially in stock and exercised stock options. The consulting agreement granted the firm an option to purchase 902,367 shares of our common stock. In November 2006, the consultant received an additional option grant to purchase 225,592 shares of our common stock. From March 2006 through May 2006, for consulting services rendered, the consulting firm received $1,770 cash proceeds, 33,162 shares of our common stock valued at $2,940 and 88,432 exercised options valued at $3,920. Effective July 2006, the hourly rate was changed to $65 per hour. From July 2006 to December 2006, for consulting services rendered, the consulting firm received $8,504 cash proceeds and 58,543 exercised options valued at $2,950. The consulting agreement provided for finder fees of 10% of any gross proceeds raised through an introduction made by consultant, and has been amended to provide for finders fees of 7.5% in the future.

         During October, 2006, we applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which incurs interest at 14% annually. The line of credit is personally guaranteed by our Chief Executive Officer and principal stockholder and his spouse. As of the date of this Report, no amount was owed under the line of credit.

         During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 cash and was recorded as advance due to shareholder. As of the date of this Report, the $50,000 advance had not been repaid and remains outstanding.

         During January 2007, we re-priced all common stock investor rounds made since July 14, 2005, the date of our inception and cancelled related stock options issued with the investment. As a result, we issued an additional 4,419,979 of common stock to our investors and cancelled options to purchase 7,162,534 shares of our common stock. As part of the 4,419,979 new shares issued, 3,383,875 shares of the common stock were issued to the Chief Executive Officer and as part of the 7,162,534 options cancelled, 4,511,833 of which were held by the Chief Executive Officer and were cancelled as part of this transaction. As part of the 4,419,979 new shares issued, 132,702 shares were returned back to us by the Consulting Chief Financial Officer and as part of the 7,162,534 options cancelled, 225,592 options were held by the Consulting Chief Financial Officer and were cancelled as part of the this transaction.

REVIEW, APPROVAL AND RATIFICATION OF RELATED PARTY TRANSACTIONS

         Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with its executive officers, directors and significant stockholders. Yet, all such transactions were approved and ratified by our board of directors. Since the Merger, we intend to establish such policies and procedures so that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

DIRECTOR INDEPENDENCE

         Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX. The board of directors also will consult with counsel to ensure that the board of director's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an "independent director" generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment.

         Currently we do not satisfy the "independent director" requirements of the American Stock Exchange, which requires that a majority of a company's directors be independent. Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.


                              8. LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.


              9. MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

         Our shares of common stock, par value $0.001 per share, are quoted on the OTC Bulletin Board under the symbol "DGLP." Prior to January 26, 2007, our common stock was quoted on the OTC Bulletin Board under the symbol "HMAS." Effective January 26, 2007, our stock quote symbol was changed to DGLP and remains quoted on the OTC Bulletin Board. The following table sets forth the range of high and low closing sale prices for the common stock as reported by the OTC Bulletin Board for the periods indicted below.

                                                          HIGH          LOW
                                                      ------------  ------------
                           2006
                           Third Quarter              $      1.20   $      1.10
                           Second Quarter             $        --   $        --
                           First Quarter              $        --   $        --

                           2005
                           Fourth Quarter             $        --   $        --
                           Third Quarter              $        --   $        --
                           Second Quarter             $        --   $        --
                           First Quarter              $        --   $        --


The closing sale prices in the table above reflect inter-dealer prices, without retail mark-up or commissions and may not represent actual transactions.

DIVIDEND POLICY

         We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information as of January 30, 2007 with respect to the stock options issued under our 2007 Incentive and Nonstatutory Stock Option Plan, for which our common stock is authorized for issuance.

                                                NUMBER OF SECURITIES TO   WEIGHTED AVERAGE    NUMBER OF SECURITIES
                                                BE ISSUED UPON EXERCISE   EXERCISE PRICE OF   REMAINING AVAILABLE
                                                OF OUTSTANDING OPTIONS   OUTSTANDING OPTIONS  FOR FUTURE ISSUANCE
                                                -----------------------  -------------------  --------------------
Equity compensation plans or stock option                    17,426,615  $               .08             7,573,385
   agreements approved by security holders
Equity compensation plans or stock option
   agreements not approved by security holders                       --                   --                    --
                                                =======================  ===================  ====================

Total                                                        17,426,615  $               .08             7,573,285
                                                =======================  ===================  ====================

         The data in the table above, reflects the effect of the Merger: As part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of our common stock under the same terms and conditions as the Old TFP Option Agreements.


                   10. RECENT SALES OF UNREGISTERED SECURITIES

SHARES ISSUED IN CONNECTION WITH THE MERGER

         As part of the Merger, we issued 37,173,385 shares of our common stock to the former stockholders of Old TFP in exchange for all of the issued and outstanding shares of common stock of Old TFP. As part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of our common stock under the same terms and conditions as the Old TFP Option Agreements. As a result of the Merger, the former stockholders of Old TFP became holders of DPI common stock, and holders of Old TFP options became holders of options to acquire shares of DPI common stock.

         Following the Merger, there were 52,833,385 shares of DPI common stock outstanding, of which the pre-Merger stockholders of HomAssist owned approximately 29.6% and the pre-Merger stockholders of Old TFP owned approximately 70.4%.

         None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

SHARES ISSUED PRIOR TO THE MERGER

         All references below in this section to our shares of common stock are made on a post-Merger basis:

         During the period from July 15, 2005 (date of inception) through December 31, 2005, we issued 20,754,431 shares of our restricted common stock to our founder, Sole Director, Chief Executive Officer, and President for cash in the amount of $168,000.

         During the period from July 15, 2005, we issued 1,127,958 shares of our restricted common stock for cash in the amount of $100,000.

         During the first quarter of 2006, we issued 2,678,901 shares of restricted common stock for cash in the amount of $237,500.

         During the second quarter of 2006, we issued 2,496,171 shares of restricted common stock for cash in the amount of $187,500.

         During the third quarter of 2006, we issued 1,127,958 shares of restricted common stock for cash in the amount of $100,000.

         During the fourth quarter of 2006, we issued 4,173,445 shares of restricted common stock for cash in the amount of $370,000.

         During January 2007, we re-priced all of our common stock investor rounds made since July 14, 2005, the date of our inception and cancelled related stock options issued with the investment. As a result, we issued an additional 4,419,979 of common stock to our investors and cancelled options to purchase 7,162,534 shares of our common stock. As part of the 4,419,979 new shares issued, 3,383,875 shares of the common stock were issued to the Chief Executive Officer and as part of the 7,1652,534 options cancelled, 4,511,833 of which were held by the Chief Executive Officer and were cancelled as part of this transaction. As part of the 4,419,979 new shares issued, 132,702 shares were returned back to us by the Consulting Chief Financial Officer and as part of the 7,162,534 options cancelled, 225,592 options were held by the Consulting Chief Financial Officer and were cancelled as part of the this transaction.


                         11. DESCRIPTION OF SECURITIES.

STOCK SPLIT AND AMENDMENTS

Effective July 18, 2006, HMAS filed a certificate of change to effect a forward stock split of our issued and outstanding common stock. Our Board of Directors approved the forward split pursuant to the laws of the State of Nevada on July 13, 2006. Our filing was incorrect in regard to the certificate of change and on August 14, 2006, we filed a certificate of correction in regard to the forward split. The forward split approved by the Board of Directors required the issuance of an additional twenty-five common shares for each one share issued. We did not amend our authorized capital. Therefore, our authorized capital remains at 75,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 2,800,000 shares of common stock to 72,800,000 shares of common stock. On December 13, 2006, the board of directors approved an increase in the authorized shares of common stock from 75,000,000 to 500,000,000.

The certificate of change and the certificate of correction are appended as an exhibit to Form 8-K filed and dated July 18, 2006.

On December 13, 2006, the board of directors and shareholders approved an increase in the authorized shares of common stock from 75,000,000 to 500,000,000.

On January 25, 2007, the board of directors and shareholders approved the the reclassification of 20,000,000 shares of the Company's capital stock to preferred stock, no par value, without any series, rights or preferences ascribed to it.

AUTHORIZED CAPITAL STOCK

We are authorized to issue 480,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.

COMMON STOCK

Immediately following the Merger on January 30, 2007, there were 52,833,385 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

         The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of Common Stock will not be subject to further call or redemption and are fully paid and non-assessable. To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted.

OPTIONS

         Just prior to the Merger, there were no options to purchase HomAssist stock outstanding.

         As part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of our common stock under the same terms and conditions as the Old TFP Option Agreements. As part of the terms and conditions of the Old TFP Option Agreements, 50% of the options granted and oustanding just prior to the Merger fully vested and became exercisable as a result of the Merger transaction itself. As a result, 8,713,308 of the 17,426,615 options issued are fully vested and exercisable.

WARRANTS

         Just prior to the Merger, there were no warrants to purchase HomAssist stock outstanding.

         As part of the Merger, we assumed a license agreement as amended which Old TFP entered into during 2006, part of which may obligate us to issue warrants to purchase our common stock at a future date, pending the achievement of certain milestones by the licensee. As of the date of the Report, no milestones have been met and no warrants have been issued.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is Signature Stock Transfer, Inc.


                 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company's bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or
(d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of us except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


                13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The following tables set forth selected unaudited quarterly income statement data of Old TFP for each of the quarters ended March 31, June 30 and September 30, 2006 and for the each of the quarters ended September 30, and December 31, 2005. Old TFP incorporated July 14, 2005, as such, no quarterly information is presented prior to then. The financial statements for each of these quarters have been prepared on the same basis as the audited financial statements included in this current report and, in the opinion of management, include all adjustments necessary for the fair presentation of the results of operations for these periods. You should read this information together with the audited financial statements and the related notes included elsewhere in this prospectus. These quarterly operating results are not necessarily indicative of the results for any future period.

                                        THREE             THREE            THREE             THREE            THREE
                                        MONTHS            MONTHS           MONTHS           MONTHS            MONTHS
                                        ENDED             ENDED            ENDED             ENDED            ENDED
                                     SEPTEMBER 30,     DECEMBER 31,       MARCH 31,         JUNE 30,       SEPTEMBER 30,
                                         2005              2005             2006             2006              2006
                                    -------------------------------------------------------------------------------------
                                     (Unaudited)       (Unaudited)       (Unaudited)      (Unaudited)       (Unaudited)
REVENUES:
   Subscription                     $         --      $      4,450      $         --      $      1,888      $      4,212
                                    -------------------------------------------------------------------------------------
     TOTAL REVENUE                            --             4,450                --             1,888             4,212

COST OF REVENUES:
   Subscription                               --             1,374             2,087             1,857             1,355
                                    -------------------------------------------------------------------------------------
     TOTAL COST OF REVENUE                    --             1,374             2,087             1,857             1,355
                                    -------------------------------------------------------------------------------------
GROSS PROFIT                                  --             3,076            (2,087)               31             2,857

OPERATING EXPENSES:
   Research and development                   --             2,385             7,119            12,909            19,173
   Sales and Marketing                     5,067            31,439            31,359            52,285            49,560
   General and administrative             61,820            90,646            96,333           108,629           128,287
                                    -------------------------------------------------------------------------------------

     TOTAL OPERATING EXPENSES             66,887           124,470           134,811           173,823           197,020

     LOSS FROM OPERATIONS                (66,887)         (121,394)         (136,898)         (173,792)         (194,163)

Other (expenses) income, net              (7,169)           (1,262)              252              (173)             (205)
                                    -------------------------------------------------------------------------------------

     NET LOSS                       $    (74,056)     $   (122,656)     $   (136,646)     $   (173,965)     $   (194,368)
                                    =====================================================================================
     NET LOSS PER SHARE - BASIC
     AND DILUTED                    $      (.008)     $      (.013)     $      (.006)     $      (.006)     $      (.007)
                                    =====================================================================================
     WEIGHTED AVERAGE SHARES
     OUTSTANDING                       9,023,665 *       9,555,059 *      24,055,275 *      26,787,563 *      28,197,350*
                                    =====================================================================================

* PER SHARE DATA OF OLD TFP ON A POST MERGER BASIS


                14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Miller & McCollom audited the financial statements of HomAssist from July 1, 2004 to January 31, 2006. On April 30, 2006, Miller & McCollom resigned as our independent auditor. The audit committee of Homassist did not participate in Miller & McCollom's decision to resign.

Miller & McCollom's reports for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the board of directors of the registrant.

During the two (2) most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the former accountant, on any matter of accounting principal or practices, financial statement disclosure, or auditing scope or procedure.

As of April 30, 2006, the registrant has engaged the firm of Schumacher & Associates Inc. as its new principal accountant to audit the registrant's financial statements.


                      15. FINANCIAL STATEMENTS AND EXHIBITS

         See Item 9.01 and the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.


ITEM 3.02--UNREGISTERED SALE OF EQUITY SECURITIES

As discussed further in Item 2.01 above, on January 30, 2007, the Company issued 37,173,385 shares of Common Stock to the Old TFP (as defined in Item 2.01) stockholders pursuant to the terms of the Merger.

Our Common Stock to be issued in this transaction will constitute restricted securities that are exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 of Regulation D of the Act.


ITEM 5.01--CHANGE IN CONTROL

On January 30, 2007, Old TFP (as defined in Item 2.01) was acquired by the Company through its wholly owned subsidiary TFP Sub, Inc., and became a wholly owned subsidiary of the Company. The acquisition occurred pursuant to the Agreement and Plan of Merger. Immediately prior to the Merger, the Company had 15,600,000 outstanding shares of common stock and no outstanding shares of preferred stock. In accordance with the terms of the Merger, the Company issued 37,173,385 shares of its common stock to the stockholders of Old TFP in exchange for all of the common stock of Old TFP. Immediately after the Merger (i) the previous stockholders of the Company owned 15,600,000 shares, or approximately 29.6%, (ii) Old TFP stockholders owned 37,173,385 shares, or 70.4%, and, (iii) the Company is now controlled by the former stockholders of Old TFP. The share exchange ratio in the Merger was determined through arms-length negotiations between the Company and Old TFP.


ITEM 5.02--DEPARTURE OF DIRECTORS/OFFICERS; APPOINTMENT OF OFFICERS/DIRECTORS

In connection with the Merger reported pursuant to Item 2.01 above, and as disclosed in Item 5.01 above, the Company's previous officers and directors resigned from their positions in connection with the terms of the Agreement and Plan of Merger and the following persons were elected as director and appointed as officers of the Company.


NAME                 AGE           POSITION WITH THE COMPANY

MIKE SAWTELL         48            DIRECTOR, CEO, SECRETARY

Michael Sawtell is our founder and Chief Executive Officer since July 2005. Prior to then, he was President and Chief Operating Office of Interchange Corporation, a publicly-held Internet advertising and local search company from March of 2000 to April of 2005. From 1993 to 2000, Mr. Sawtell was the Chief Operating Officer and the Vice President of Sales for Informative Research, one of the largest mortgage services firms in the United States. From 1986 to 1993,

Mr. Sawtell worked as a director of operations on the B-2 Stealth Bomber program for Northrop Grumman Corporation, a global defense company. He has also held key operational positions at General Dynamics, another global defense company.

STEVEN DONG          40            CFO, PRINCIPAL ACCOUNTING OFFICER

Steven Dong, has been our Chief Financial Officer effective January 30, 2007. From March 2006, he served as our consulting CFO under a consulting agreement with Irvine CPA Group, PC, which is owned by Mr. Dong. Prior thereto, from 1999 to 2002, Mr. Dong served as Chief Financial Officer of Taitron Components, Inc., a publicly-held semi-conductor company. From 1995 to 1999, Mr. Dong served as a financial consultant specializing in assisting publicly held companies by serving as their interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was employed by PriceWaterhouseCoopers, LLP, (fka: Coopers & Lybrand, LLP). Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

There are no family relationships among any of the Company's directors or executive officers.

Resignations:

         (a) On January 30, 2007, Irene Braham resigned from position as Director and Officer.
         (b) On January 30, 2007, Ernest Cheung resigned from position as Director and Officer.
         (c) On January 30, 2007, Danny Hon resigned from position as Director and Officer.


ITEM 5.03--AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

On January 25, 2007, the Company filed a certificate of amendment to its Articles of Incorporation. This document amended the Company's Articles of Incorporation as follows:

         (a)      Changed its name to DigitalPost Interactive, Inc.
         (b) Increased its authorized shares of common stock, par value $0.001, to 480,000,000 shares and its preferred stock to 20,000,000 shares with no rights or preferences currently ascribed to such shares.
         (c)      Changed its fiscal year end from January 31 to December 31.

Under the provisions of the Company's Articles of Incorporation, as amended, these actions required a majority vote of shareholders.


ITEM 5.06--CHANGE IN SHELL COMPANY STATUS.

The Company was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger. As a result of the Merger, the Company has merged an operating entity into its subsidiary. Consequently, the Company believes that the Merger has caused it to cease to be a shell company. For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.


ITEM 9.01--FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
         (B)      PRO FORMA FINANCIAL INFORMATION

         The financial statements the companies and for the periods and dates indicated below are filed with this report.

THE FAMILY POST, INC.
AUDITED FINANCIAL STATEMENTS
----------------------------
   Report of Independent Registered Public Accounting Firm                                                           F-1
   Balance Sheet asof December 31, 2005                                                                              F-2
   Statement of Operations for the period from July 14, 2005 (date of inception) to December 31, 2005                F-3
   Statement of Stockholder's Equity for the period from July 14, 2005 (date of inception) to December 31, 2005      F-4
   Statement of Cash Flows for the period from July 14, 2005 (date of inception) to December 31, 2005                F-5
   Notes to Financial Statements                                                                                     F-6

THE FAMILY POST, INC.
UNAUDITED INTERIM FINANCIAL STATEMENTS
--------------------------------------
   Balance Sheet as of September 30, 2006                                                                            F-17
   Statements of Operations for the three and nine months ended September 30, 2006                                   F-18
   Statement of Stockholders'Equity for the nine months ended September 30, 2006                                     F-19
   Statement of Cash Flows for the nine months ended September 30, 2006                                              F-20
   Notes to Financial Statements                                                                                     F-21

HOMASSIST AND THE FAMILY POST, INC,
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
-----------------------------------------------------------
   Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2006                                     F-33
   Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2005               F-34
   Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2005       F-35
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements                                              F-37

         (D)      EXHIBITS

                  See the Exhibit Index hereto, which is incorporated by reference herein.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DIGITALPOST INTERACTIVE, INC


                                       By:    /s/ Mike Sawtell
                                              ----------------------------------
                                       Name:  Mike Sawtell
                                       Title: Chief Executive Officer, President
                                                and Sole Director

Date:  February 19, 2007

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-------------   ----------------------------------------------------------------

-------------   ----------------------------------------------------------------
2.1             MERGER AGREEMENT, DATED JANUARY 16, 2007, BETWEEN HOMASSIST
                  CORPORATION AND THE FAMILY POST, INC. *
-------------   ----------------------------------------------------------------
3.1             ARTICLES OF INCORPORATION AS FILED ON FORM SB-2, FILED 4/28/05,
                  INCORPORATED BY REFERENCE
-------------   ----------------------------------------------------------------
3.2             BYLAWS AS FILED ON FORM SB-2, FILED 4/28/05, INCORPORATED BY
                  REFERENCE
-------------   ----------------------------------------------------------------
3.3             AMENDMENT TO BYLAWS AS FILED ON FORM 8K, FILED 1/17/07,
                  INCORPORATED BY REFERENCE
-------------   ----------------------------------------------------------------
3.4             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION AS FILED
                  ON FORM 8K, FILED 1/25/07, INCORPORATED BY REFERENCE
-------------   ----------------------------------------------------------------
10.1            2007 INCENTIVE AND NON STATUTORY STOCK OPTION PLAN *
-------------   ----------------------------------------------------------------
10.2            INDEPENDENT CONSULTANT STOCK OPTION AGREEMENT DATED AS OF
                  JULY 1, 2005 BETWEEN THE FAMILY POST AND WILLIAM SAWTELL *
-------------   ----------------------------------------------------------------
10.3            EMPLOYMENT AGREEMENT AND STOCK OPTION AGREEMENT DATED AS OF
                  MARCH 15, 2006 BETWEEN THE FAMILY POST AND SAMIR PATEL *
-------------   ----------------------------------------------------------------
10.4            EXECUTIVE EMPLOYMENT AND INDEMNIFICATION AGREEMENT DATED AS OF
                  JANUARY 30, 2007, BETWEEN US AND MICHAEL SAWTELL *
-------------   ----------------------------------------------------------------
10.5            EXECUTIVE EMPLOYMENT AND INDEMNIFICATION AGREEMENT DATED AS OF
                  JANUARY 30, 2007, BETWEEN US AND STEVEN DONG *
-------------   ----------------------------------------------------------------
10.6            FORM STOCK SUBSCRIPTION AGREEMENT, FORM STOCK OPTION AGREEMENT,
                  FORM AMENDED STOCK SUBSCRIPTION AGREEMENT *
-------------   ----------------------------------------------------------------
14.1            CODE OF BUSINESS CONDUCT AND ETHICS *
-------------   ----------------------------------------------------------------
21.1            LIST OF SUBSIDIARIES OF THE COMPANY *
-------------   ----------------------------------------------------------------
23.1            CONSENT OF DAVIS ACCOUNTING GROUP P.C. *
-------------   ----------------------------------------------------------------

* Previously filed with Form 8-K filed on February 1, 2007.

                                              INDEX TO FINANCIAL STATEMENTS


THE FAMILY POST, INC.
AUDITED FINANCIAL STATEMENTS
----------------------------
   Report of Independent Registered Public Accounting Firm                                                           F-1
   Balance Sheet asof December 31, 2005                                                                              F-2
   Statement of Operations for the period from July 14, 2005 (date of inception) to December 31, 2005                F-3
   Statement of Stockholder's Equity for the period from July 14, 2005 (date of inception) to December 31, 2005      F-4
   Statement of Cash Flows for the period from July 14, 2005 (date of inception) to December 31, 2005                F-5
   Notes to Financial Statements                                                                                     F-6

THE FAMILY POST, INC.
UNAUDITED INTERIM FINANCIAL STATEMENTS
--------------------------------------
   Balance Sheet as of September 30, 2006                                                                            F-17
   Statements of Operations for the three and nine months ended September 30, 2006                                   F-18
   Statement of Stockholders'Equity for the nine months ended September 30, 2006                                     F-19
   Statement of Cash Flows for the nine months ended September 30, 2006                                              F-20
   Notes to Financial Statements                                                                                     F-21

HOMASSIST AND THE FAMILY POST, INC,
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
-----------------------------------------------------------
   Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2006                                     F-33
   Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2005               F-34
   Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2005       F-35
   Notes to Unaudited Pro Forma Condensed Combined Financial Statements                                              F-37


                                                           50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of The Family Post, Inc.:

         We have audited the accompanying balance sheet of The Family Post, Inc. (the "Company"), a California S-corporation, as of December 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from July 14, 2005, (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Family Post, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from July 14, 2005 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, and negative cash flows from operations since inception. Further, as of December 31, 2005, the Company had negative working capital of $36,701. These and other matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in
Note 2. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
January 12, 2006.

                                     THE FAMILY POST, INC.
                                         BALANCE SHEET

                                       DECEMBER 31, 2005


                                            ASSETS

CURRENT ASSETS:
        Cash and cash equivalents                                                $     37,741
                                                                                 ------------

                         Total current assets                                          37,741

PROPERTY AND EQUIPMENT, NET                                                            20,546

WEBSITE DEVELOPMENT COSTS, NET                                                         81,868

OTHER ASSETS                                                                            5,575
                                                                                 ------------

TOTAL ASSETS                                                                     $    145,730
                                                                                 ============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable - Trade                                                 $     17,094
        Accrued liabilities                                                             2,503
        Due to shareholder                                                             54,845
                                                                                 ------------

                         Total current liabilities                                     74,442
                                                                                 ------------

                         Total liabilities                                             74,442
                                                                                 ------------

COMMITMENTS AND CONTINGENCIES (Notes 2, 9 and 12)

STOCKHOLDERS' EQUITY:

        Common Stock, no par value; 27,000,000 shares
                  authorized; 9,700,000 shares issued and outstanding                 268,000


        Accumulated (deficit)                                                        (196,712)
                                                                                 ------------

                         Stockholders' equity                                          71,288
                                                                                 ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $    145,730
                                                                                 ============


  The accompanying notes to financial statements are an integral part of this balance sheet.

                                             F-2

                                     THE FAMILY POST, INC.
                                    STATEMENT OF OPERATIONS

                     FOR THE PERIOD FROM JULY 14, 2005 (DATE OF INCEPTION)
                                   THROUGH DECEMBER 31, 2005


REVENUES:

      Subscription                                                               $     4,450
                                                                                 -----------
          Total Revenues
                                                                                       4,450

COST OF REVENUES:

      Subscription                                                                     2,158
                                                                                 -----------
          Total Cost of Revenues
                                                                                       2,158

                                                                                 -----------
GROSS PROFIT
                                                                                       2,292

OPERATING EXPENSES:

      Research and development                                                         5,630

      Selling, general and administrative                                            185,422
                                                                                 -----------


          TOTAL OPERATING EXPENSES                                                   191,052


          (LOSS) FROM OPERATIONS                                                    (188,760)


Interest income, net                                                                     106

Other (expenses), net                                                                 (8,058)
                                                                                 -----------


NET (LOSS)                                                                       $  (196,712)
                                                                                 ===========

NET LOSS PER SHARE - BASIC AND DILUTED                                           $     (.048)
                                                                                 ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                                                4,117,778
                                                                                 ===========


    The accompanying notes to financial statements are an integral part of this statement.

                                             F-3

                                           THE FAMILY POST, INC.
                                     STATEMENT OF STOCKHOLDERS' EQUITY

                           FOR THE PERIOD FROM JULY 14, 2005 (DATE OF INCEPTION)
                                         THROUGH DECEMBER 31, 2005


                                        COMMON STOCK, NO PAR VALUE                               TOTAL
                                      -------------------------------      ACCUMULATED       STOCKHOLDERS'
                                          SHARES           AMOUNT           (DEFICIT)           EQUITY
                                      -------------     -------------     -------------      -------------

BALANCE, JULY 14, 2005                           --     $          --     $          --      $          --

Issuance of common stock for cash         9,700,000           268,000                --            268,000

Net (loss)                                       --                --          (196,712)          (196,712)
                                      -------------     -------------     -------------      -------------

BALANCE, DECEMBER 31, 2005                9,700,000     $     268,000     $    (196,712)     $      71,288
                                      =============     =============     =============      =============


          The accompanying notes to financial statements are an integral part of this statement.

                                                   F-4

                                       THE FAMILY POST, INC.
                                      STATEMENT OF CASH FLOWS

                       FOR THE PERIOD FROM JULY 14, 2005 (DATE OF INCEPTION)
                                     THROUGH DECEMBER 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:

           Net (loss)                                                                 $   (196,712)
           Adjustments to reconcile net (loss) to net cash (used in) operating activities:

                     Depreciation and amortization                                           3,930
                     Changes in operating assets and liabilities:

                              Other assets                                                  (5,575)

                              Accounts payable - Trade                                      17,094

                              Accrued liabilities                                            2,503

                              Due to shareholder                                            54,845
                                                                                      ------------


                                        Net cash (used in) operating activities           (123,915)
                                                                                      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

           Purchases of property and equipment                                             (22,091)

           Developed software costs                                                        (84,254)
                                                                                      ------------


                                        Net cash (used in) investing activities           (106,345)
                                                                                      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

           Proceeds from the issuance of common stock                                      268,000
                                                                                      ------------


                                        Net cash provided by financing activities          268,000
                                                                                      ------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                                   37,741


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                  --
                                                                                      ------------


CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $     37,741
                                                                                      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


Cash paid for income taxes                                                            $         --
                                                                                      ============
Cash paid for interest                                                                $         --
                                                                                      ============


      The accompanying notes to financial statements are an integral part of this statement.

                                               F-5

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION AND ORGANIZATION

The Family Post, Inc. ("TFP" or the "Company") is a California S-corporation incorporated on July 14, 2005. The Family Post produces high-end destination websites that allow families to securely share calendars, photos, videos, message boards, and history. The Company's proprietary website administration system, Qwik-Post(TM), and online video uploading system, Video-PostSM, allow users of personal computers to easily manage these "virtual family rooms," and provide a permanent destination to display photo and video memories, discussions, and history. The accompanying financial statements were prepared from the accounts of the Company under the accrual basis of accounting.

   CASH AND CASH EQUIVALENTS

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

PROPERTY AND EQUIPMENT

The Company's property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to five years. Maintenance and repairs are charged to operations when incurred. Significant betterments are capitalized and depreciated over the estimated useful life of the related asset.

INTERNAL WEB SITE DEVELOPMENT COSTS

Under Emerging Issues Taskforce Statement 00-2, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of December 31, 2005, the Company had capitalized $81,868 related to its web site development.

RESEARCH AND DEVELOPMENT COSTS

The Company expenses research and development costs as incurred.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

REVENUE RECOGNITION

Substantially all of the Company's subscription revenues are generated from monthly subscriptions for Website hosting services. The typical subscription agreement includes the usage of a personalized website and hosting services The individual deliverables are not independent of each other and are not sold or priced on a standalone basis. Costs to complete the Website and prepare it for the use of end customer are minimal, and are expensed to cost of revenues as incurred. Upon the completion of a customer's signup and initial hosting of the Website, the subscription is offered free of charge for a 30-day trial period during which the customer can cancel at anytime. In accordance with Staff Accounting Bulletin ("SAB") No. 104, after the 30-day trial period has ended, revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the Company's fees is probable. These criteria are met monthly as the Company's service is provided on a month-to-month basis, and collections are generally made in advance of the services.

Customers signup and agree to purchase the website service on a monthly or annual basis, at the customer's option. The monthly customers pay monthly in advance of the services, and as the services are performed, the Company recognizes subscription revenue on a monthly basis.

For annual customers, upon payment of a full year's subscription service, the subscription revenue is recorded as deferred revenue in the accompanying balance sheet. As services are performed, the Company recognizes subscription revenue ratably on a monthly basis.

   LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Due to the anti-dilutive nature of the options, there is no effect on the calculation of weighted average shares for diluted net loss per common share. As a result, the basic and diluted net losses attributable per common share amounts are identical. For the period from inception, July 14, 2005, through December 31, 2005, the effect of 4,225,000 dilutive securities has been excluded because its effect was anti-dilutive.

INCOME TAXES AND FRANCHISE TAXES

As a Sub Chapter-S Corporation, the Company is not subject to federal income taxes. However, the Company is subject to a California state franchise tax of $800 per year, plus fees based upon annual gross receipts. The taxable income or loss and other tax attributes of the Company are included in the individual tax returns of its members.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 123R, SHARE-BASED PAYMENTS, which addresses the accounting for employee stock options. SFAS No. 123R requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the financial statements based on the estimated fair value of the awards. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period).

The Company adopted SFAS No. 123R on July 14, 2005, using the modified-prospective transition method. Under the modified-prospective transition method, prior periods of the Company's financial statements are not restated for comparison purposes. In addition, the measurement, recognition and attribution provisions of SFAS No. 123R apply to new grants and grants outstanding on the adoption date. Estimated compensation expense for outstanding grants at the adoption date will be recognized over the remaining vesting period using the compensation expense calculated for the pro forma disclosure purposes under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life of 4.5 years; 45 percent stock price volatility; risk-free interest rate of 4.4%; no dividends during the expected term and forfeitures recognized as they occur.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2005, the carrying value of accounts payable - trade, a loan from a stockholder, and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

   Concentration of Risk

As of December 31, 2005, the Company maintained its cash account at one commercial bank. The cash balance at December 31, 2005, was within the FDIC coverage.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

   ADVERTISING

Advertising and promotion costs are charged to operations when incurred. For the period ended December 31, 2005, advertising and promotion costs amounted to $9,125.

   LEASE OBLIGATIONS

All non-cancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

   IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2005, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   DEFERRED OFFERING COSTS

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   ESTIMATES

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2005, expenses for the period ended December 31, 2005. Actual results could differ from those estimates made by management.

(2)      GOING CONCERN

During the period ended December 31, 2005, the Company developed its products and services, began operations and generated its initial revenues. The Company is in its early stage of revenue generating activities, and intends to market its product more aggressively upon completion of additional debt or equity financing. The Company has entered into a letter of intent to merge into a publicly held entity to assist the Company in subsequently raising additional capital through debt or equity financing (see Note 11). As of January 12, 2007, the Company had not closed on the Merger transaction.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

During the period ended December 31, 2005, the Company was incorporated, received working capital from it's Chief Executive Officer and principal stockholder in the amount of $168,000, and completed additional capital formation activities to raise $100,000 from the sale of common stock. Subsequent to December 31, 2005, through January 12, 2007, the Company completed additional capital formation activities, and raised an aggregate amount of $895,000 from the sale of 4,644,000 shares of its common stock. The Company intends to conduct additional capital formation activities through the Merger (See further discussion in Note 11) and expects to continue the issuance of its common stock as a source of capital to more aggressively market its products and services, and increase its revenue generating activities.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has not established sufficient sources of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2005, the cash resources of the Company were insufficient to meet its current working capital needs and on going business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2005:

         Computer equipment and software                      $ 22,091

         Less - accumulated depreciation and amortization       (1,545)
                                                              --------
                                                              $ 20,546
                                                              ========

(4)      WEBSITE DEVELOPMENT COSTS

Website development costs consisted of the following as of December 31, 2005:

         Website development costs                            $ 84,254

         Less - accumulated amortization                        (2,386)
                                                              --------
                                                              $ 81,868
                                                              ========

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

(5)      DUE TO STOCKHOLDER

As of December 31, 2005, $54,845 was due to an officer of the Company and principal stockholder. The amount due to the officer was partially generated from the officer's deferred salary. During the period ended December 31, 2005, the Company did not pay the officer salary, which amounted to $37,500. The Company also owes the officer for purchases of computer equipment made on behalf of the Company in the amount of $17,345.

(6)      STOCKHOLDERS' EQUITY

   AUTHORIZED SHARES

The Company's Amended and Restated Articles of Incorporation authorize the issuance of common stock, no par value. The number of shares authorized is 27,000,000.

   COMMON STOCK

During the period ended December 31, 2005, the Company issued 9,200,000 shares of its common stock to its Sole Director, Chief Executive Officer, and President for cash in the amount of $168,000.

During the period ended December 31, 2005, the Company issued 500,000 shares of its common stock to an unrelated party for cash in the amount of $100,000.

   STOCK OPTION PLAN

During the period ended December 31, 2005, the Company granted stock options under certain stock option agreements as approved, amended and administered by the Board of Directors and permitted the issuance of options for the purchase of up to 4,225,000 shares of the Company's common stock.

Stock options granted under those certain stock option agreements were granted at prices no less than the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an Incentive Stock Option ("ISO") and Non-statutory Stock Options ("NSO") shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively; and (ii) the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. ISO and NSO stock options generally vest every nine months, over a three-year period.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

A summary of stock option activity from the Company's inception through December 31, 2005, was as follows:

                                                                                                       Weighted
                                                                                    Options             Average
                                                                                  Outstanding        Exercise Price
                                                                                ---------------    ----------------
         Outstanding, July 14, 2005 (date of inception)                                       -    $              -
         Granted                                                                      4,425,000                 .13
                                                                                ---------------    ----------------
         Outstanding, December 31, 2005                                               4,425,000    $            .13
                                                                                ===============    ================


Information regarding the weighted-average remaining contractual life and weighted-average exercise price of options outstanding and options exercisable at December 31, 2005, for selected price ranges is as follows:


                                         Options Outstanding                             Options Exercisable
                          --------------------------------------------------      ------------------------------
                                                  Weighted          Weighted                           Weighted
                                                   Average           Average                            Average
                                                  Remaining         Exercise                           Exercise
              Exercise             Number        Contractual          Price               Number         Price
               Prices           Outstanding     Life (in Years)     per Share           Exercisable    per Share
             ---------          -----------     ---------------     ---------           -----------    ---------
             $    0.10           3,350,000           9.5           $  0.10                      --     $  0.10
             $    0.20             625,000           9.5           $  0.20                      --     $  0.20
             $    0.30             450,000           9.5           $  0.30                      --     $  0.30
                                ----------                                              ----------
                                 4,425,000                         $  0.13                      --     $  0.13
                                ==========                                              ==========

As disclosed in Note 1, the Company applies SFAS No. 123 in accounting for its stock-based awards.

(7)      INCOME TAXES

As a Sub Chapter-S Corporation, the Company is not subject to federal income taxes. However, the Company is subject to a California state franchise tax of $800 per year, plus fees based upon annual gross receipts. The taxable income or loss of the Company and other tax attributes are included in the individual tax returns of its shareholders.

(8)      RELATED PARTY TRANSACTIONS

As described in Note 4, as of December 31, 2005, the Company owed $54,845 to an individual who is the Sole Director, Chief Executive Officer, President and principal stockholder of the Company.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

On July 14, 2005, the Company granted an option to purchase 50,000 shares of common stock of the Company to a person who is the Chief Executive Officer's brother for consulting services rendered to the Company. The options vest every nine months over a three-year period are exercisable at .10 per share.

A shareholder of the Company also served as Consulting Chief Financial Officer from March 2006 under a consulting agreement with a consulting firm owned by the shareholder. (See further discussion below in Note 12).

During October 2006, the Company applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which accrues interest at 14% annually. The line of credit is personally guaranteed by the Company's Chief Executive Officer and principal stockholder, and the wife of the Chief Executive Officer (See further discussion below in Note 12).

During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 cash (See further discussion below in Note 12).

During January 2007, the Company re-priced all investor rounds, of which, the Chief Executive Officer and Consulting Chief Financial Officer were included (See further discussion below in Note 12).

(9)      COMMITMENTS

As of December 31, 2005, the Company had entered into a month-to-month lease for its principal offices. Monthly rent is $3,935 and the lease expired February 28, 2006. For the period ended December 31, 2005, principal office lease expense amounted to $18,625.

(10)     RECENT ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB issued FASB Staff Position (`FSP") No. 46R-5, IMPLICIT VARIABLE INTERESTS UNDER FASB INTERPRETATION NO. ("FIN") 46 (REVISED DECEMBER
2003), CONSOLIDATION OF VARIABLE INTEREST ENTITIES ("FSP FIN 46R-5"). FSP FIN 46R-5 provides guidance for a reporting enterprise on whether it holds an implicit variable interest in Variable Interest Entities ("VIEs") or potential VIEs when specific conditions exist. This FSP is effective in the first period beginning after March 3, 2005, in accordance with the transition provisions of FIN 46 (revised 2003), CONSOLIDATION OF VARIABLE INTEREST ENTITIES - AN INTERPRETATION OF ACCOUNTING RESEARCH BULLETIN NO. 51 ("FIN 46R"). The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

In March 2005, the FASB issued Interpretation No. 47, ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS ("FIN 47"), which will result in: (a) more consistent recognition of liabilities relating to asset retirement obligations;
(b) more information about expected future cash outflows associated with those obligations; and (c) more information about investments in long-lived assets

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "CONDITIONAL ASSET RETIREMENT OBLIGATION" as used in SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on the future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. Early adoption of the interpretation is encouraged. The adoption of FIN 47 did not have a material effect on the financial position or results of operations of the Company.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB OPINION NO. 20, ACCOUNTING CHANGES, AND STATEMENT NO. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS ("SFAS No. 154"). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 generally requires retrospective application to prior period financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 did not have a material effect of the financial position or results of operations of the Company.

(11)     MERGER

On December 18, 2006, the Company entered into a letter of intent ("LOI") with a publicly held company ("PubCo.") whereby PubCo. agreed to exchange 54,600,000 restricted common shares for all the outstanding shares of the Company ("Merger") to assist the Company in raising additional capital through equity or debt financing. Under terms of the LOI, PubCo. would acquire 100 percent of the issued and outstanding common stock of the Company in exchange for 54,600,000 shares of common stock of PubCo. which, upon their issuance, would be equal to 75 percent of the issued and outstanding shares of common stock of PubCo. As provided in the LOI, the Merger is subject to the satisfaction of certain conditions, including approval by the stockholders of the respective companies.

The Merger transaction is considered to be a capital transaction in substance (reverse merger) rather than a business combination. The Merger transaction is equivalent to the issuance of stock by the Company for the net monetary assets of the PubCo., accompanied by a recapitalization. The Merger transaction would

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

be accounted for as a reverse acquisition of a "shell company" whereby the Company would be the accounting acquirer and PubCo. would be the legal acquirer. In such a transaction, no goodwill or other intangible assets would be recorded. Costs and expenses of the Merger would also be expensed as incurred.

(12)     SUBSEQUENT EVENTS

During the first quarter of 2006, the Company issued 1,187,500 shares of restricted common stock for $237,500 in cash. The Company incurred a finders fee $3,750 paid to a consultant and shareholder of the Company.

During the second quarter of 2006, the Company issued 1,106,500 shares of restricted common stock for $187,500 in cash. The Company incurred a finder's fee of $18,750 paid to an officer and consultant and shareholder of the Company.

During the third quarter of 2006, the Company issued 500,000 shares of restricted common stock for $100,000 in cash. The Company incurred $5,000 of financing cost related to a finder's fee paid to two officers of the Company.

During the fourth quarter of 2006, the Company issued 1,850,000 shares of restricted common stock for $370,000 in cash. The Company incurred $5,000 of financing cost related to a finder's fee paid to a consultant of the Company.

During the fourth quarter of 2006, the Company entered into financial consulting agreements where as the Company agreed to pay a finders fee of 10 percent of any money raised through debt or equity financing. As part of these agreements, the Company also granted 250,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During 2006, the Company entered into legal services agreements whereby the Company agreed to pay for legal services rendered on an hourly basis. As part of these agreements, the Company also granted 80,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During 2006, the Company entered into consulting agreements for professional services and had agreed to pay from $25 to $200 per hour for services incurred. As part of these agreements, the Company also granted in aggregate 770,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During October, 2006, the Company applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which incurs interest at 14% annually. The line of credit is personally guaranteed by the Company's Chief Executive Officer and principal stock holder and the wife of the Chief Executive Officer. As of the date of this Report, no amount was owed under the line of credit.

                              The Family Post, Inc.
                          Notes to Financial Statements
                                December 31, 2005

On December 18, 2006, the Company entered into a letter of intent ("LOI") where as a publicly held company agreed to exchange 54,600,000 restricted common shares for all the outstanding shares of the Company (See further discussion in Note 11).

As of December 31, 2005, $54,845 was due to the Chief Executive Officer and principal stockholder. The amount was partially generated from his deferred salary. During the period from inception, July 14, 2005 through December 31, 2005, the Chief Executive Officer was not paid his salary, which amounted to $37,500 and is recorded as due to stockholder. The Company also owes the officer for purchases of computer equipment made on behalf of the Company in the amount of $17,345 as of December 31, 2005. During the nine months ended September 30, 2006, no amounts were paid to Chief Executive Officer for his deferred salary and $10,035 was paid as reimbursement to him for computer equipment purchased on behalf of the Company. As of September 30, 2006, the Company owed the Chief Executive Officer $51,060 for deferred salary and purchases of computer equipment made on behalf of the Company (See further discussion in Note 5).

Commencing in March 2006, a shareholder of the Company also served as a Consulting Chief Financial Officer under a consulting agreement with a consulting firm owned the shareholder. The consulting agreement paid the consulting firm an hourly rate of $100 per hour, payable partially in stock and exercised stock options. The consulting agreement granted the firm an option to purchase 400,000 common shares of the Company. In November 2006, the consultant received an additional option grant to purchase 100,000 shares of common stock. From March 2006 through May 2006, for consulting services rendered, the consulting firm received $1,770 cash proceeds, 14,700 shares of the Company's restricted stock valued at $2,940 and 39,200 exercised options valued at $3,920. Effective July 2006, the hourly rate was changed to $65 per hour. From July 2006 to December 2006, for consulting services rendered, the consulting firm received $8,504 cash proceeds and 25,951 exercised options valued at $2,950. The consulting agreement provided for finder fees of 10% of any gross proceeds raised through an introduction made by consultant, and has been amended to provide for finders fees of 7.5% in the future.

During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 in cash that was recorded as advance due to shareholder. As of January 12, 2007, the $50,000 advance had not been repaid.

During January 2007, the Company re-priced all common stock investor rounds made since July 14, 2005, the date of inception of the Company, and cancelled related stock options issued with the investment. As a result, the Company issued an additional 1,959,283 shares of common stock to its investors and cancelled options to purchase 3,175,000 shares of common stock of the Company. As part of the 1,959,283 new shares issued, 1,500,000 shares of common stock were issued to the Chief Executive Officer, and as part of the options to purchase 3,175,000 shares cancelled, 2,000,000 options were held by the Chief Executive Officer, and were cancelled as part of this transaction. As part of the 1,959,283 new shares of common stock issued, 58,824 shares were returned back to the Company by the Consulting Chief Financial Officer, and as part of the options to purchase 3,175,000 shares cancelled, 100,000 options were held by the Consulting Chief Financial Officer, and were cancelled as part

                                  THE FAMILY POST, INC.
                                BALANCE SHEET (UNAUDITED)

                                    SEPTEMBER 30, 2006


CURRENT ASSETS

        Cash and cash equivalents                                            $     96,267
                                                                             ------------


                     Total current assets                                          96,267
                                                                             ------------

PROPERTY, PLANT AND EQUIPMENT, NET                                                 22,703

WEBSITE DEVELOPMENT COSTS, NET                                                     60,632

OTHER ASSETS                                                                          574
                                                                             ------------

                     Total assets                                            $    180,176
                                                                             ============

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

        Accounts payable-trade                                               $      2,010

        Accrued expenses                                                           14,236

        Deferred revenue                                                            3,644

        Due to shareholder                                                         51,060
                                                                             ------------


                     Total current liabilities                                     70,950
                                                                             ------------


                     Total liabilities                                             70,950
                                                                             ------------

COMMITMENTS AND CONTINGENCIES (Notes 2, 9 and 12)

STOCKHOLDERS' EQUITY

        Common Stock, no par value; 27,000,000 shares
               authorized; 12,547,900 shares issued and outstanding               810,917
        Additional Paid In Capital
        Accumulated deficit                                                      (701,691)
                                                                             ------------


                     Stockholders' equity                                         109,226
                                                                             ------------


                     Total liabilities and stockholders' equity              $    180,176
                                                                             ============


             The accompanying notes to unaudited financial statements are an integral part of this balance sheet.

                                          F-17

                                     THE FAMILY POST, INC.
                              STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006


                                                        Three Months            Nine Months
                                                           Ended                   Ended
                                                       September 30,           September 30,
                                                           2006                    2006
                                                      ---------------         ---------------
REVENUES:

      Subscription                                    $         4,212         $         5,820
                                                      ---------------         ---------------
         Total Revenue
                                                                4,212                   5,820

COST OF REVENUES:

      Subscription                                              1,355                   5,019
                                                      ---------------         ---------------
         Total Cost of Revenue
                                                                1,355                   5,019

                                                      ---------------         ---------------
GROSS PROFIT
                                                                2,857                     801

OPERATING EXPENSES:

      Research and development                                 19,173                  39,201

      Sales and Marketing                                      49,560                 133,204

      General and administrative                              128,287                 333,249
                                                      ---------------         ---------------


         TOTAL OPERATING EXPENSES                             197,020                 505,654


         LOSS FROM OPERATIONS                                (194,163)               (504,853)


Other (expenses) income, net                                     (205)                   (126)
                                                      ---------------         ---------------


         NET LOSS                                     $      (194,368)        $      (504,979)
                                                      ===============         ===============
         NET LOSS PER SHARE - BASIC
         AND DILUTED                                  $         (.016)        $         (.044)
                                                      ===============         ===============
         WEIGHTED AVERAGE SHARES
         OUTSTANDING                                       12,499,289              11,490,748
                                                      ===============         ===============


                    The accompanying notes to unaudited financial statements
                            are an integral part of this statement.

                                             F-18

                                                  THE FAMILY POST, INC.
                                      STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006


                                                        COMMON STOCK, NO PAR VALUE                             TOTAL
                                                       -----------------------------      ACCUMULATED       STOCKHOLDERS'
                                                          SHARES           AMOUNT          (DEFICIT)           EQUITY
                                                       ------------     ------------      ------------      ------------

BALANCE AT JANUARY 1, 2006                                9,700,000     $    268,000      $   (196,712)     $     71,288

Issuance of common stock for cash                         2,794,000          525,000                --           525,000

Issuance of common stock for services                        14,700            2,940                --             2,940

Issuance of common stock for exercise of options             39,200            3,920                --             3,920

Financing cost related to issuance of common stock               --          (27,500)               --           (27,500)

Non cash stock based compensation                                --           38,557                --            38,557

Net loss                                                         --               --          (504,979)         (504,979)
                                                       ------------     ------------      ------------      ------------
BALANCE AT SEPTEMBER 30, 2006                            12,547,900     $    810,917      $   (701,691)     $    109,226
                                                       ------------     ------------      ------------      ------------


            The accompanying notes to unaudited financial statements are an integral part of this statement.

                                                          F-19

                                            THE FAMILY POST, INC.
                                     STATEMENT OF CASH FLOWS (UNAUDITED)

                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006


CASH FLOWS FROM OPERATING ACTIVITIES:

           Net loss                                                                            $   (504,979)
           Adjustments to reconcile net loss to net cash
                    used in operating activities:

                    Depreciation and amortization                                                    24,693

                    Non cash stock-based compensation                                                45,417
                    Changes in operating assets and liabilities:

                              Other assets                                                            5,000

                              Accounts payable                                                      (15,085)

                              Accrued expenses                                                       11,734

                              Deferred revenue                                                        3,644

                              Due to shareholder                                                     (3,785)
                                                                                               ------------
                                       Net cash used in operating activities
                                                                                                   (433,361)
                                                                                               ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

           Acquisition of property, plant and equipment                                              (5,613)

           Acquisition and development of software                                                       --
                                                                                               ------------
                                       Net cash used in investing activities
                                                                                                     (5,613)
                                                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

           Proceeds from the issuance of common stock                                               525,000

           Financing costs                                                                          (27,500)

                                                                                               ------------
                    Net cash provided by financing activities
                                                                                                    497,500
                                                                                               ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS
                                                                                                     58,526

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                       37,741
                                                                                               ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                       $     96,267
                                                                                               ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for income taxes                                                                     $         --
                                                                                               ============
Cash paid for interest                                                                         $         --
                                                                                               ============


      The accompanying notes to unaudited financial statements are an integral part of this statement.

                                                    F-20

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION AND ORGANIZATION

The unaudited interim financial statements included herein have been prepared The Family Post, Inc. ("The Family Post", "TFP" or the "Company") pursuant to accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position of the Company as of September 30, 2006, and the results of its operations and its cash flows for the three and nine months ended September 30, 2006. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the fiscal year or any other interim period.

The accompanying financial statements represent the accounts of TFP, which is a California S-corporation incorporated on July 14, 2005. The Family Post produces high-end destination websites that allow families to securely share calendars, photos, videos, message boards, and history. The Company's proprietary website administration system, Qwik-Post(TM), and online video uploading system, Video-PostSM, allow users of personal computers to easily manage these "virtual family rooms," and provide a permanent destination to display photo and video memories, discussions, and history.

   CASH AND CASH EQUIVALENTS

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

PROPERTY AND EQUIPMENT

The Company's property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives of three to five years. Maintenance and repairs are charged to operations when incurred. Significant betterments are capitalized and depreciated over the estimated useful life of the related asset.

INTERNAL WEB SITE DEVELOPMENT COSTS

Under Emerging Issues Taskforce Statement 00-2, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS ("EITF 00-2"), costs and expenses incurred during the planning and operating stages of the Company's web site are expensed as incurred. Under EITF 00-2, costs incurred in the web site application and infrastructure development stages are capitalized by the Company and amortized to expense over the web site's estimated useful life or period of benefit. As of September 30, 2006, the Company had capitalized $84,254 related to its web site development.

RESEARCH AND DEVELOPMENT COSTS

The Company expenses research and development costs as incurred.

   REVENUE RECOGNITION

Substantially all of the Company's subscription revenues are generated from monthly subscriptions for Website hosting services. The typical subscription agreement includes the usage of a personalized website and hosting services The individual deliverables are not independent of each other and are not sold or priced on a standalone basis. Costs to complete the Website and prepare it for the use of end customer are minimal, and are expensed to cost of revenues as incurred. Upon the completion of a customer's signup and initial hosting of the Website, the subscription is offered free of charge for a 30-day trial period during which the customer can cancel at anytime. In accordance with Staff Accounting Bulletin ("SAB") No. 104, after the 30-day trial period has ended, revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the Company's fees is probable. These criteria are met monthly as the Company's service is provided on a month-to-month basis, and collections are generally made in advance of the services.

Customers signup and agree to purchase the website service on a monthly or annual basis, at the customer's option. The monthly customers pay monthly in advance of the services, and as the services are performed, the Company recognizes subscription revenue on a monthly basis.

For annual customers, upon payment of a full year's subscription service, the subscription revenue is recorded as deferred revenue in the accompanying balance sheet. As services are performed, the Company recognizes subscription revenue ratably on a monthly basis.

   LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Due to the anti-dilutive nature of the options, there is no effect on the calculation of weighted average shares for diluted net loss per common share. As a result, the basic and diluted net losses attributable per common share amounts are identical. For the three and nine months ended September 30, 2006, the effect of 10,905,000 dilutive securities has been excluded because its effect was anti-dilutive.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

INCOME TAXES AND FRANCHISE TAXES

As a Sub Chapter-S Corporation, the Company is not subject to federal income taxes. However, the Company is subject to a California state franchise tax of $800 per year, plus fees based upon annual gross receipts. The taxable income or loss and other tax attributes of the Company are included in the individual tax returns of its members.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 123R, SHARE-BASED PAYMENTS, which addresses the accounting for employee stock options. SFAS No. 123R requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the financial statements based on the estimated fair value of the awards. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period).

The Company adopted SFAS No. 123R on July 14, 2005, using the modified-prospective transition method. Under the modified-prospective transition method, prior periods of the Company's financial statements are not restated for comparison purposes. In addition, the measurement, recognition and attribution provisions of SFAS No. 123R apply to new grants and grants outstanding on the adoption date. Estimated compensation expense for outstanding grants at the adoption date will be recognized over the remaining vesting period using the compensation expense calculated for the pro forma disclosure purposes under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions: expected life of 4.5 years; 45 percent stock price volatility; risk-free interest rate of 4.4%; no dividends during the expected term and forfeitures recognized as they occur.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2005, the carrying value of accounts payable - trade, a loan from a stockholder, and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

   CONCENTRATION OF RISK

As of September 30, 2006, the Company maintained its cash account at one commercial bank. The cash balance at September 30, 2006, was within the FDIC coverage.

   ADVERTISING

Advertising and promotion costs are charged to operations when incurred. For the three and nine months ended September 30, 2006, advertising and promotion costs amounted to $$16,903 and 42,534, respectively.

    LEASE OBLIGATIONS

All non-cancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

   IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the three and nine months ended September 30, 2006, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   DEFERRED OFFERING COSTS

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   ESTIMATES

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2006, expenses for the three and nine months ended September 30, 2006. Actual results could differ from those estimates made by management.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

(2)      GOING CONCERN

During the period ended December 31, 2005, the Company developed its products and services, began operations and generated its initial revenues. Since then, through the period ended September 30, 2006, the Company continued its early stage of revenue generating activities, and intends to market its product more aggressively upon completion of additional debt or equity financing. The Company has entered into a letter of intent to merge into a publicly held entity to assist the Company in subsequently raising additional capital through debt or equity financing (see Note 11). As of January 30, 2007, the Company had closed on the Merger transaction.

During the period ended December 31, 2005, the Company was incorporated, received working capital from it's Chief Executive Officer and principal stockholder in the amount of $168,000, and completed additional capital formation activities to raise $100,000 from the sale of common stock. Subsequent to December 31, 2005, through January 30, 2007, the Company completed additional capital formation activities, and raised an aggregate amount of $895,000 from the sale of 4,644,000 shares of its common stock. The Company intends to conduct additional capital formation activities through the Merger (See further discussion in Note 11) and expects to continue the issuance of its common stock as a source of capital to more aggressively market its products and services, and increase its revenue generating activities.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has not established sufficient sources of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of September 30, 2006, the cash resources of the Company were insufficient to meet its current working capital needs and on going business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2006:

         Computer equipment and software                            $    28,197

         Less - accumulated depreciation and
           amortization                                                  (5,495)
                                                                    -----------
                                                                    $    22,702
                                                                    ===========

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

(4)      WEBSITE DEVELOPMENT COSTS

Website development costs consisted of the following as of September 30, 2006:

         Website development costs                                  $    84,254

         Less - accumulated amortization                                (23,622)
                                                                    -----------
                                                                    $   60,632
                                                                    ===========

(5)      DUE TO STOCKHOLDER

As of September 30, 2006, $51,060 was due to an officer of the Company and principal stockholder. The amount due to the officer was partially generated from the officer's deferred salary. During the period ended December 31, 2005 and single month of January 2006, the Company did not pay the officer salary, which amounted to $37,500 and $6,250, respectively. The Company also owes the officer for purchases of computer equipment made on behalf of the Company in the amount of $17,345. During the nine months ended September 30, 2006, no amounts were paid to the officer for his deferred salary and $10,035 was paid as reimbursement to him for computer equipment purchased on behalf of the Company.

(6)      STOCKHOLDERS' EQUITY

   AUTHORIZED SHARES

The Company's Amended and Restated Articles of Incorporation authorize the issuance of common stock, no par value. The number of shares authorized is 27,000,000.

   COMMON STOCK

During the period ended December 31, 2005, the Company issued 9,200,000 shares of its common stock to its Sole Director, Chief Executive Officer, and President for cash in the amount of $168,000.

During the period ended December 31, 2005, the Company issued 500,000 shares of its common stock to an unrelated party for cash in the amount of $100,000.

During the first quarter of 2006, the Company issued 1,187,500 shares of restricted common stock for $237,500 in cash. The Company incurred a finders fee $3,750 paid to a consultant and shareholder of the Company.

During the second quarter of 2006, the Company issued 1,106,500 shares of restricted common stock for $187,500 in cash. The Company incurred a finder's fee of $18,750 paid to an officer and consultant and shareholder of the Company.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

During the third quarter of 2006, the Company issued 500,000 shares of restricted common stock for $100,000 in cash. The Company incurred $5,000 of financing cost related to a finder's fee paid to two officers of the Company.

   STOCK OPTION PLAN

During the period ended December 31, 2005, the Company granted stock options under certain stock option agreements as approved, amended and administered by the Board of Directors and permitted the issuance of options for the purchase of up to 4,225,000 shares of the Company's common stock.

During the nine months ended September 30, 2006, the Company granted stock options under certain stock option agreements as approved, amended and administered by the Board of Directors and permitted the issuance of options for the purchase of up to 1,955,000 shares of the Company's common stock.

Stock options granted under those certain stock option agreements were granted at prices no less than the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an Incentive Stock Option ("ISO") and Non-statutory Stock Options ("NSO") shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively; and (ii) the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. ISO and NSO stock options generally vest every nine months, over a three-year period.

A summary of stock option activity from the Company's inception through September 30, 2006, was as follows:

                                                                                                       Weighted
                                                                                    Options             Average
                                                                                  Outstanding        Exercise Price
                                                                                ----------------   ----------------

         Outstanding, January 1, 2006                                                 4,425,000    $            .13
         Granted                                                                      1,995,000                 .13
         Exercised                                                                      (51,388)                .10
                                                                                ----------------   ----------------
         Outstanding, December 31, 2005                                               6,368,610    $            .13
                                                                                ===============    ================


                                      F-27

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

Information regarding the weighted-average remaining contractual life and weighted-average exercise price of options outstanding and options exercisable at September 30, 2006, for selected price ranges is as follows:

                                         Options Outstanding                             Options Exercisable
                          --------------------------------------------------      ------------------------------
                                                  Weighted          Weighted                           Weighted
                                                   Average           Average                            Average
                                                  Remaining         Exercise                           Exercise
              Exercise             Number        Contractual          Price               Number         Price
               Prices           Outstanding     Life (in Years)     per Share           Exercisable    per Share
             ---------          -----------     ---------------     ---------           -----------    ---------
             $    0.10           3,350,000           9.5           $  0.10                      --     $  0.10
             $    0.20             625,000           9.5           $  0.20                      --     $  0.20
             $    0.30             450,000           9.5           $  0.30                      --     $  0.30
                                ----------                                              ----------
                                 6,368,610                         $  0.13                      --     $  0.13
                               ===========                                              ==========

As disclosed in Note 1, the Company applies SFAS No. 123 in accounting for its stock-based awards.

(7)      INCOME TAXES

As a Sub Chapter-S Corporation, the Company is not subject to federal income taxes. However, the Company is subject to a California state franchise tax of $800 per year, plus fees based upon annual gross receipts. The taxable income or loss of the Company and other tax attributes are included in the individual tax returns of its shareholders.

(8)      RELATED PARTY TRANSACTIONS

As described in Note 4, as of September 30, 2006, the Company owed $51,060 to an individual who is the Sole Director, Chief Executive Officer, President and principal stockholder of the Company.

Commencing in March 2006, a shareholder of the Company also served as a Consulting Chief Financial Officer under a consulting agreement with a consulting firm owned the shareholder. The consulting agreement paid the consulting firm an hourly rate of $100 per hour, payable partially in stock and exercised stock options. The consulting agreement granted the firm an option to purchase 400,000 common shares of the Company. In November 2006, the consultant received an additional option grant to purchase 100,000 shares of common stock. From March 2006 through May 2006, for consulting services rendered, the consulting firm received $1,770 cash proceeds, 14,700 shares of the Company's restricted stock valued at $2,940 and 39,200 exercised options valued at $3,920. Effective July 2006, the hourly rate was changed to $65 per hour. From July 2006 to December 2006, for consulting services rendered, the consulting firm received $8,504 cash proceeds and 25,951 exercised options valued at $2,950. The consulting agreement provided for finder fees of 10% of any gross proceeds raised through an introduction made by consultant, and has been amended to provide for finders fees of 7.5% in the future.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

During October 2006, the Company applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which accrues interest at 14% annually. The line of credit is personally guaranteed by the Company's Chief Executive Officer and principal stockholder, and the wife of the Chief Executive Officer (See further discussion below in Note 12).

During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 cash (See further discussion below in Note 12).

During January 2007, the Company re-priced all investor rounds, of which, the Chief Executive Officer and Consulting Chief Financial Officer were included (See further discussion below in Note 12).

(9)      COMMITMENTS

In February 2006, the Company had entered into a one year lease for its principal offices. Monthly rent is $2,200 under this new lease and the lease expires February 28, 2007. For the three and nine months ended September 30, 2006, principal office lease expense amounted to $6,600 and 23,074.

(10)     RECENT ACCOUNTING PRONOUNCEMENTS

In March 2006, the FASB issued SFAS No. 156, "ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS," ("SFAS No. 156"), which amends SFAS No. 140," ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES." In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The Company is currently reviewing the effect, if any, that this new guidance with have on its financial statements.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, 106 AND 123(R)." This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.


(11) MERGER

On December 18, 2006, the Company entered into a letter of intent ("LOI") with a publicly held company ("PubCo.") whereby PubCo. agreed to exchange 54,600,000 restricted common shares for all the outstanding shares of the Company ("Merger") to assist the Company in raising additional capital through equity or debt financing. Under terms of the LOI, PubCo. would acquire 100 percent of the issued and outstanding common stock of the Company in exchange for 54,600,000 shares of common stock of PubCo. which, upon their issuance, would be equal to 75 percent of the issued and outstanding shares of common stock of PubCo. As provided in the LOI, the Merger is subject to the satisfaction of certain conditions, including approval by the stockholders of the respective companies.

The Merger transaction is considered to be a capital transaction in substance (reverse merger) rather than a business combination. The Merger transaction is equivalent to the issuance of stock by the Company for the net monetary assets of the PubCo., accompanied by a recapitalization. The Merger transaction would be accounted for as a reverse acquisition of a "shell company" whereby the Company would be the accounting acquirer and PubCo. would be the legal acquirer. In such a transaction, no goodwill or other intangible assets would be recorded. Costs and expenses of the Merger would also be expensed as incurred.

On January 30, 2007, the Merger closed where by the Company was acquired by Pubco. through its wholly owned subsidiary TFP Sub, Inc. The acquisition occurred pursuant to the an agreement and plan of merger dated January 16, 2007.

                              The Family Post, Inc.
                    Notes to Financial Statements (Unaudited)
                               September 30, 2006

(12) SUBSEQUENT EVENTS

During the fourth quarter of 2006, the Company issued 1,850,000 shares of restricted common stock for $370,000 in cash. The Company incurred $5,000 of financing cost related to a finder's fee paid to a consultant of the Company.

During the fourth quarter of 2006, the Company entered into financial consulting agreements where as the Company agreed to pay a finders fee of 10 percent of any money raised through debt or equity financing. As part of these agreements, the Company also granted 250,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During the fourth quarter of 2006, the Company entered into a legal services agreement whereby the Company agreed to pay for legal services rendered on an hourly basis. As part of these agreements, the Company also granted 50,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During the fourth quarter of 2006, the Company entered into consulting agreements for professional services and had agreed to pay from $25 to $200 per hour for services incurred. As part of these agreements, the Company also granted in aggregate 750,000 options to purchase the Company's common stock at an exercise price of $.20 per share.

During October, 2006, the Company applied for and obtained an unsecured line of credit from a financial institution in the amount of $20,000, which incurs interest at 14% annually. The line of credit is personally guaranteed by the Company's Chief Executive Officer and principal stock holder and the wife of the Chief Executive Officer. As of the date of this Report, no amount was owed under the line of credit.

On December 18, 2006, the Company entered into a letter of intent ("LOI") where as a publicly held company agreed to exchange 54,600,000 restricted common shares for all the outstanding shares of the Company (See further discussion in Note 11).

During November 2006, the Chief Executive Officer and principal shareholder advanced the Company $50,000 in cash that was recorded as advance due to shareholder. As of January 12, 2007, the $50,000 advance had not been repaid.

During January 2007, the Company re-priced all common stock investor rounds made since July 14, 2005, the date of inception of the Company, and cancelled related stock options issued with the investment. As a result, the Company issued an additional 1,959,283 shares of common stock to its investors and cancelled options to purchase 3,175,000 shares of common stock of the Company. As part of the 1,959,283 new shares issued, 1,500,000 shares of common stock were issued to the Chief Executive Officer, and as part of the options to purchase 3,175,000 shares cancelled, 2,000,000 options were held by the Chief Executive Officer, and were cancelled as part of this transaction. As part of the 1,959,283 new shares of common stock issued, 58,824 shares were returned back to the Company by the Consulting Chief Financial Officer, and as part of the options to purchase 3,175,000 shares cancelled, 100,000 options were held by the Consulting Chief Financial Officer, and were cancelled as part of the this transaction.

                 HOMASSIST CORPORATION AND THE FAMILY POST, INC.
                          UNAUDITED CONDENSED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of HomAssist Corporation (HomAssist) and The Family Post, Inc. (Old TFP), and have been prepared to illustrate the effects of the acquisition of Old TFP under terms of the Merger. The following data is presented as if the merger of HomAssist and Old TFP (the "Merger") was effective as of September 30, 2006 for the unaudited pro forma condensed combined balance sheet. The unaudited condensed combined pro forma statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 are presented as if the Merger had occurred on January 1, 2005.

The fiscal year for HomAssist is January 31, as a result, these unaudited condensed combined proforma financial statements were prepared using HomAssist's unaudited condensed balance sheet as of October 31, 2006 and unaudited statements of operations for the nine months ended October 31, 2006 and for the period from July 14, 2004 (date of inception) through January 31, 2005. The accompanying unaudited condensed combined pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X.

This unaudited condensed combined pro forma financial information reflects the Merger as a capital transaction whereby Old TFP would be the accounting acquirer and HomAssist would be the legal acquirer under the purchase method of accounting for business combinations in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Under the purchase method of accounting, the total estimated purchase price will be allocated to the net tangible assets acquired and liabilities assumed in connection with the Merger, based on their estimated fair values as of the completion of the Merger, taking into account the intended issuance of HomAssists remaining assets and the settlement of its outstanding liabilities upon consummation of the Merger. The Merger is equivalent to the issuance of stock by Old TFP for the net monetary assets of HomAssist, accompanied by a recapitalization. Subsequent to the Merger, reported historical financial condition and results of operations of the combined group shown for comparative purposes in periodic filings will reflect Old TFP's operations only.

The pro forma data presented herein is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of the combined entities that would have been reported had the proposed transaction been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of the combined group.

The unaudited condensed combined pro forma financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements, including the related notes, of HomAssist covering these periods included in HomeAssist's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2006 and in HomAssist's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 2006 as well as the historical financial statements of Old TFP included elsewhere in this report.

                         HOMASSIST CORPORATION AND THE FAMILY POST, INC.
                      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    AS OF SEPTEMBER 30, 2006

                                                                                                 Condensed
                                                                              Proforma           Combined
                                               Old TFP        HomAssist      Adjustments         ProForma
                                             (unaudited)     (unaudited)     (unaudited)        (unaudited)
                                              ---------       ---------       ---------          ---------
CURRENT ASSETS

Cash and cash equivalents                     $  96,267       $   3,584       $      --          $  99,851
Other current assets                                 --           4,019              --              4,019
                                              ---------       ---------       ---------          ---------
        Total current assets                     96,267           7,603              --            103,870

PROPERTY, PLANT AND EQUIPMENT, NET               22,703          11,763              --             34,466
WEBSITE DEVELOPMENT COSTS, NET                   60,632           1,445              --             62,077
OTHER ASSETS                                        574              --              --                574
                                              ---------       ---------       ---------          ---------
        Total assets                          $ 180,176       $  20,811       $      --          $ 200,987
                                              =========       =========       =========          =========

CURRENT LIABILITIES

Accounts payable                              $   2,010       $     625       $      --          $   2,635
Accrued expenses                                 14,236           2,050              --             16,286
Deferred revenue                                  3,644              --              --              3,644
Due to shareholder                               51,060              --              --             51,060
                                              ---------       ---------       ---------          ---------
        Total current liabilities                70,950           2,675              --             73,625
                                              ---------       ---------       ---------          ---------
        Total liabilities                        70,950           2,675              --             73,625
                                              ---------       ---------       ---------          ---------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value; 20,000,000
     shares authorized; no shares issued
     and outstanding                                 --              --              --                 --
Common Stock, $.001 par value; 480,000,000
     shares authorized; 52,833,385
     shares issued and outstanding              810,917          72,800        (830,884) A,B        52,833
Additional paid in capital                           --           9,200         767,020  A,B       776,220
Accumulated deficit                            (701,691)        (63,864)         63,864  A,B      (701,691)
                                              ---------       ---------       ---------          ---------
        Stockholders' equity
                                                109,226          18,136              --            127,362
                                              ---------       ---------       ---------          ---------
        Total liabilities and stockholders'
        equity                                $ 180,176       $  20,811       $      --          $ 200,987
                                              =========       =========       =========          =========



            See notes to unaudited pro forma condensed combined financial statements.

                                              F-33

                         HOMASSIST CORPORATION AND THE FAMILY POST, INC.
                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
             THE PERIOD JULY 14, 2005, DATE OF INCEPTION, THROUGH DECEMBER 31, 2005

                                                                                             Condensed
                                                                               Proforma      Combined
                                                              HomAssist      Adjustments     ProForma
                                              Old TFP        (unaudited)     (unaudited)    (unaudited)
                                            ------------    ------------    ------------   ------------
REVENUES:
      Subscription                          $      4,450    $         --    $         --   $      4,450
                                            ------------    ------------    ------------   ------------
         Total Revenue                             4,450              --              --          4,450

COST OF REVENUES:
      Subscription                                 2,158              --              --          2,158
                                            ------------    ------------    ------------   ------------
         Total Cost of Revenue                     2,158              --              --          2,158
                                            ------------    ------------    ------------   ------------
GROSS PROFIT                                       2,292              --              --          2,292

OPERATING EXPENSES:
      Research and development                     5,630              --              --          5,630
      Sales, general and administrative          185,422           2,291              --        187,713
                                            ------------    ------------    ------------   ------------

         TOTAL OPERATING EXPENSES                191,052           2,291              --        193,343

         LOSS FROM OPERATIONS                   (188,760)         (2,291)             --       (191,051)

Interest (expense) income, net                       106              --              --            106
Other (expenses) income, net                      (8,058)             --              --         (8,058)
                                            ------------    ------------    ------------   ------------

         NET LOSS                           $   (196,712)   $     (2,291)   $         --   $   (199,003)
                                            ============    ============    ============   ============
         BASIC AND DILUTED LOSS PER SHARE   $      (.048)   $        Nil    $         --   $      (.004)
                                            ============    ============    ============   ============

         WEIGHTED AVERAGE COMMON SHARES
         OUSTANDING - BASIC AND DILUTED        4,117,778      53,301,875 C            --     53,301,875
                                            ============    ============    ============   ============

        ------------------
        * Per share data of Old TFP on pre Merger basis.

           See notes to unaudited pro forma condensed combined financial statements.


                                              F-34

                         HOMASSIST CORPORATION AND THE FAMILY POST, INC.
                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                                                           Condensed
                                                                             Proforma       Combined
                                              Old TFP        HomAssist      Adjustments     ProForma
                                            (unaudited)     (unaudited)     (unaudited)    (unaudited)
                                            ------------    ------------    ------------   ------------
REVENUES:

      Subscription                          $      5,820    $         --    $         --   $      5,820
                                            ------------    ------------    ------------   ------------
         Total Revenue                             5,820              --              --          5,820
COST OF REVENUES:
      Subscription                                 5,019              --              --          5,019
                                            ------------    ------------    ------------   ------------
         Total Cost of Revenue                     5,019              --              --          5,019
                                            ------------    ------------    ------------   ------------
GROSS PROFIT                                         801              --              --            801
OPERATING EXPENSES:

      Research and development                    39,201              --              --         39,201
      Sales and Marketing                        133,204          19,300              --        152,504
      General and administrative                 333,249          31,706              --        364,955
                                            ------------    ------------    ------------   ------------
         TOTAL OPERATING EXPENSES                505,654          51,006              --        556,660
         LOSS FROM OPERATIONS                   (504,853)        (51,006)             --       (555,859)
Other (expenses) income, net                        (126)             --              --           (126)
                                            ------------    ------------    ------------   ------------
         NET LOSS                           $   (504,979)   $    (51,006)   $         --   $   (555,985)
                                            ============    ============    ============   ============
         BASIC AND DILUTED LOSS PER SHARE   $      (.044)   $      (.001)   $         --   $      (.008)
                                            ============    ============    ============   ============
         WEIGHTED AVERAGE SHARES
         OUTSTANDING - BASIC AND DILUTED      11,490,748      70,342,587              --     70,342,587
                                            ============    ============    ============   ============

        ------------------
        * Per share data of Old TFP on pre Merger basis.

            See notes to unaudited pro forma condensed combined financial statements.

                 HOMASSIST CORPORATION AND THE FAMILY POST, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

         Prior to January 30, 2007, we were known as HomAssist Corporation, a Nevada corporation ("HomAssist"). On January 30, 2007, we acquired The Family Post, Inc, a privately held California corporation ("Old TFP"), pursuant to an agreement and plan of merger, dated as of January 16, 2007, as amended (the "Merger Agreement"), by and among us, Old TFP and our wholly-owned subsidiary ("Merger Sub"), providing for the merger of Merger Sub and Old TFP, with Old TFP being the surviving corporation and becoming our wholly-owned subsidiary (the "Merger"). Immediately following the Merger, we changed our name to DigitalPost Interactive, Inc. ("DPI" or the "Company"), the Merger Sub changing its name to The Family Post, Inc. ("New TFP"), and we began operating New TFPs business of Internet content sharing.

         Effective upon the closing of the Merger, the directors elected at the special meeting, who comprise all of the then current HomAssist directors resigned and the sole director of OLD TFP became the new sole director of DPI. As part of the Merger, HomAssist also adopted the existing option agreements ("Old TFP Option Agreements") outstanding under which options to purchase shares of common stock of Old TFP outstanding prior to the Merger were converted into options to purchase shares of common stock of DPI. Just prior to the Merger, there were 16,478,175 common shares of Old TFP issued and outstanding and options to purchase 7,724,850 common shares of OLD TFP granted under Old TFP Option Agreements.

         As part of the Merger, effective January 30, 2007, we issued 37,173,385 shares of our common stock to the former stockholders of Old TFP in exchange for all of the issued and outstanding shares of common stock of Old TFP. Also, as part of the Merger, we cancelled 57,140,000 shares of our common stock held by HomAssist stockholders. Also, as part of the Merger, in exchange for options to purchase 7,724,850 shares of Old TFP common stock, we issued to the holders thereof options to purchase an aggregate of 17,426,615 shares of our common stock under the same terms and conditions as the Old TFP Option Agreements. As a result of the Merger, the former stockholders of Old TFP became holders of DPI common stock, and holders of Old TFP options became holders of options to acquire shares of DPI common stock.

         Following the Merger, there were 52,833,385 shares of DPI common stock outstanding, of which the pre-Merger stockholders of HomAssist owned approximately 29.6% and the pre-Merger stockholders of Old TFP owned approximately 70.4%. As a result, Old TFP has been treated as the acquiring company for accounting purposes. The Merger has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America, or "U.S. GAAP." Reported results of operations of the combined group issued after completion of the transaction will reflect Old TFP's operations.

2. PRO FORMA ADJUSTMENTS

         (A) To record (i) the issuance of 37,173,385 shares of HomAssist common stock to Old TFP stockholders upon the consummation of the Merger; (ii) the cancellation of 57,140,000 shares of HomAssist common stock held by HomAssist stockholders upon the consummation of the Merger; and (iii) the eliminations of Old TFP's common stock and HomAssist's accumulated deficit.

         (B) The Merger Sub was incorporated January 10, 2007, for the sole purpose of facilitating the Merger. The Merger Sub had no assets, no liabilities and immaterial capital, as such, is not included as a separate entity in this Pro Forma.

         (C) The weighted average shares outstanding for HomAssist reflects a forward split of its common stock of 26:1 done on or about August 14, 2006.


                                      F-36